UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934

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j2 GLOBAL, INC.

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j2 Global, Inc.
6922 Hollywood Boulevard, Suite 500
Los Angeles, California 90028

Dear Stockholder:
We cordially invite you to attend the j2 Global, Inc. 2019 Annual Meeting of Stockholders. The meeting will be held on Friday, May 3, 2019, at 9:00 a.m. local time at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028. Details regarding the meeting and the business to be conducted are more fully described in the Notice of Internet Availability of Proxy Materials you received in the mail and in the attached proxy statement.

At the meeting, stockholders will vote on important matters. Please take the time to carefully read the proposals described in the attached proxy statement.

Thank you for your support of j2 Global, Inc.

Sincerely,
Richard S. Ressler
Chairman of the Board

This notice of annual meeting and proxy statement are being made available on or about March 22, 2019.

j2 Global, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 3, 2019
We will hold the 2019 Annual Meeting of Stockholders of j2 Global, Inc., a Delaware corporation, at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028, on Friday, May 3, 2019, at 9:00 a.m. local time, for the following purposes:
1.	To elect eight directors to serve for the ensuing year and until their successors are duly elected and qualified;
2.	To ratify the appointment of BDO USA, LLP to serve as j2 Global's independent auditors for fiscal 2019;
3.	To provide an advisory vote on the compensation of j2 Global's named executive officers; and
4.	To transact such other business as may properly come before the meeting and any adjournment(s) and postponement(s) thereof.
The foregoing items of business are more fully described in the proxy statement which is attached to, and made a part of, this notice. The Board of Directors has fixed the close of business on March 12, 2019 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the 2019 Annual Meeting of Stockholders and any adjournment or postponement thereof.
We are using the "Notice and Access" method of providing proxy materials to you via the Internet. We are convinced this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while also conserving resources and reducing the costs of printing and mailing the proxy materials. On or about March 22, 2019, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials.
All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to submit your proxy or voting instructions as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
By Order of the Board of Directors,

R. Scott Turicchi
 President and Chief Financial Officer

March 22, 2019
 Los Angeles, California

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
PROPOSAL 1 — ELECTION OF DIRECTORS	6
PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	10
PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	11
CORPORATE GOVERNANCE	12
MEETINGS AND COMMITTEES OF THE BOARD	13
DIRECTOR COMPENSATION	17
EXECUTIVE OFFICERS	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
EXECUTIVE COMPENSATION	24
COMPENSATION COMMITTEE REPORT	34
PAY RATIO DISCLOSURE	35
COMPENSATION RISK	37
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	37
AUDIT COMMITTEE REPORT	48
INFORMATION ABOUT j2 GLOBAL'S AUDITORS	49
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS	50
DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING	51
COST OF ANNUAL MEETING AND PROXY SOLICITATION	51
HOUSEHOLDING	51
OTHER MATTERS	52

i

j2 Global, Inc.

6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028

March 22, 2019

PROXY STATEMENT

ABOUT THE ANNUAL MEETING
Who Is Soliciting My Vote?
The Board of Directors of j2 Global, Inc. is soliciting your vote at the 2019 Annual Meeting of j2 Global's stockholders (the "Annual Meeting"). In this proxy statement, j2 Global, Inc. is referred to as "j2 Global," the "Company," "we," "us" and "our."
What Will I Be Voting On?
1.	A proposal to elect eight members to the j2 Global Board of Directors (see page 6);
2.	A proposal to ratify the appointment of BDO USA, LLP ("BDO") to serve as j2 Global's independent auditors for fiscal 2019 (see page 10); and
3.	A proposal to provide an advisory vote on the compensation of j2 Global's named executive officers (see page 11).
How Many Votes Do I Have?
You will have one vote for every share of j2 Global common stock you owned at the close of business on March 12, 2019 (the "record date").
How Many Votes Can Be Cast By All Stockholders?
48,751,959 votes can be cast, which represents the total number of shares of j2 Global common stock that were outstanding and eligible to vote on the record date.
How Many Votes Must Be Present to Hold the Annual Meeting?
A majority of the votes that can be cast must be present to hold the meeting, or 24,375,980 votes. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting.
What is the Required Vote to Approve Each Proposal?
For Proposal 1 – Election of Directors – to be elected to the j2 Global Board of Directors, each of the eight nominees must receive the affirmative vote of the majority of shares of j2 Global common stock present or represented by proxy and voting at the Annual Meeting (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee). If the votes cast "for" a nominee do not exceed the votes cast "against" a nominee, pursuant to our Corporate Governance Guidelines, the nominee must promptly tender his resignation for consideration by the Company's Corporate Governance and Nominating Committee, which will recommend to the Board of Directors the action to be taken.

For Proposal 2 – Ratification of Selection of Independent Auditors and Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers, approval requires the affirmative vote of holders of a majority of shares of j2 Global common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.
Why Did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
How Can I Get Electronic Access to the Proxy Materials?
The Notice provides you with instructions regarding how to:
•	View our proxy materials for the Annual Meeting on the Internet; and
•	Instruct us to send future proxy materials to you electronically by email.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
The Notice, proxy statement, proxy card and the 2018 Annual Report are available at www.proxyvote.com.
How Can I Obtain Paper or Email Copies of Proxy Materials?
The Notice contains a toll-free telephone number, an email address, and a website where stockholders can request a paper or an email copy of the proxy statement, proxy card and the 2018 Annual Report. These proxy materials are available free of charge.
Can I Vote My Shares by Filling Out and Returning the Notice?
No.  The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet or how to request a paper proxy card.

How Do I Vote?
If you are a stockholder of record, you can vote either in person at the Annual Meeting, by proxy without attending the Annual Meeting or as otherwise provided in this mailing. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.
If you own your j2 Global stock through a bank or broker, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the instructions that the broker or nominee provides to you.
If you want to vote in person at the Annual Meeting and you hold your j2 Global stock through a bank or broker (that is, in street name), you must obtain a proxy from your bank or broker and bring that proxy to the Annual Meeting.
Can I Revoke My Proxy?
Yes. If you are a stockholder of record, just send in a new proxy card with a later date or send a written notice of revocation to j2 Global's Secretary at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028. If you own your j2 Global stock through a bank or broker, follow the instructions provided by your bank or broker. In addition, if you are a stockholder of record, attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. Attendance at the Annual Meeting will not by itself revoke a proxy.
What If I Vote "Abstain"?
Abstentions are counted as votes present for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting. An abstention has no effect on the outcome of Proposal 1 – Election of Directors. An abstention has the same effect as a vote against Proposal 2 – Ratification of Selection of Independent Auditors and Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers.
What if I Don't Provide Specific Voting Instructions?
If you are a stockholder of record and return a proxy card without indicating your vote, your shares will be voted FOR the director nominees listed on the card, FOR ratification of the appointment of BDO as j2 Global's independent auditors, FOR approval of an advisory resolution approving the compensation paid to j2 Global's named executive officers, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.
If you are the beneficial owner of shares held in street name and do not instruct your bank or broker how to vote your shares, your bank or broker will not be able to vote your shares on certain matters scheduled to come before the Annual Meeting. Your broker is not permitted to vote your uninstructed shares on Proposal 1 – Election of Directors or Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote with respect to the aforementioned proposals, no votes will be cast on your behalf on such proposals. Your broker will, however, continue to have discretion to vote any uninstructed shares on Proposal 2 – Ratification of Selection of Independent Auditors.

If your bank or broker does not have discretion to vote your shares held in street name on a particular proposal and you don't give your broker instructions on how to vote your shares, or your broker has such discretion but does not exercise it, the votes will be broker non-votes, which will be counted for purposes of determining whether a quorum is present for transaction of business at the Annual Meeting. Broker non-votes will have no effect on the vote for Proposal 1 – Election of Directors, Proposal 2 – Ratification of Selection of Independent Auditors, or Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers.
If you are the owner of record, and you do not vote your shares held in your name, your shares will not be counted as present for purposes of determining whether a quorum exists for transaction of business at the Annual Meeting, and no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
What Happens if the Annual Meeting is Postponed or Adjourned?
Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Who Can I Contact if I Have Questions Concerning the Annual Meeting?
If you have any further questions about voting your shares or attending the Annual Meeting, or wish to obtain directions to the Annual Meeting, please call or email j2 Global's Investor Relations Department at 800-577-1790 or investor@j2global.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2019
The Notice of Internet Availability of Proxy Materials, the proxy statement and j2 Global's 2018 Annual Report are available on the Investor Relations section of j2 Global's website at http://investor.j2global.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
General
A Board of eight directors is to be elected at the Annual Meeting. Unless otherwise instructed on the proxy card, the proxy holders will vote the proxies received by them for j2 Global's eight nominees named below, each of whom is currently a director of j2 Global. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, neither of which is expected to occur, the proxies will be voted for such nominee as shall be designated by the current j2 Global Board of Directors to fill the vacancy.
Vote Required
Each share of j2 Global common stock may vote for up to eight director-nominees. Votes may not be cumulated. If a quorum is present, each of the nominees receiving the affirmative vote of the majority of shares voting at the Annual Meeting will be elected to the j2 Global Board of Directors.
The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been duly elected and qualified.
THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.
Nominees
The names of the nominees, their ages at the record date and certain other information about them are set forth below:
Name	Age	Principal Occupation	Director Since
Richard S. Ressler(4)	60	President of Orchard Capital Corporation	1997
Douglas Y. Bech(2)(3)	73	Chairman and CEO of Raintree Resorts International	2000
Robert J. Cresci(2)(4)	75	Managing Director of Pecks Management Partners Ltd.	1998
Sarah Fay(2)(3)	56	Partner at Glasswing Ventures	2018
W. Brian Kretzmer(1)	65	Private Investor	2007
Jonathan F. Miller(1)(3)	62	Advisor at Advancit Capital	2015
Stephen Ross(1)(2)	71	Retired	2007
Vivek Shah	45	CEO of j2 Global	2018
________________
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance and Nominating Committee
(4)	Member of the Executive Committee
There are no family relationships among any of the directors or executive officers of j2 Global.

Director Backgrounds and Qualifications
The following paragraphs provide information as of the date of this proxy statement about each director nominee. The information presented includes information each director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. Also included is a brief discussion of the specific experience, qualifications, attributes and skills of each nominee that led our Board of Directors to the conclusion that the nominee should serve as a director. In addition to the specifically noted criteria, j2 Global believes that each nominee has a reputation for integrity and honesty and has demonstrated business acumen and an ability to exercise sound judgment.
Richard S. Ressler has been Chairman of the Board of Directors and a director of j2 Global since 1997, and served as j2 Global's Chief Executive Officer from 1997 to 2000, serving in each of these capacities pursuant to a consulting agreement between j2 Global and Orchard Capital Corporation ("Orchard Capital"). Mr. Ressler is the founder and President of Orchard Capital, a firm through which Mr. Ressler oversees companies in which Orchard Capital or its affiliates invest. He has served as President of Orchard Capital since 1994. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group, LLC (together with its controlled affiliates, "CIM"), a vertically-integrated owner and operator of real estate assets, Orchard First Source Asset Management (together with its controlled affiliates, "OFSAM"), a full service provider of capital and leveraged finance solutions to U.S. corporations, and OCV Management, LLC ("OCV"), an investor, owner and operator of technology companies. CIM Investment Advisors, LLC, an affiliate of CIM, OFS Capital Management, LLC, an affiliate of OFSAM, and OCV, are all registered with the SEC as registered investment advisers. Mr. Ressler also serves as a board member for various other public and private companies in which Orchard Capital or its affiliates invest, including as a director of Presbia PLC, and chairman of the board of directors of CIM Commercial Trust Corporation. Since February 2018, Mr. Ressler has also served as the Chief Executive Officer and a director of each of Cole Office & Industrial REIT (CCIT III), Inc. ("CCIT III"), which invests primarily in single-tenant, mission-critical office and industrial properties that are essential to the day-to-day operations of a company, Cole Credit Property Trust IV, Inc. ("CCPT IV"), which invests primarily in income-producing, necessity single-tenant retail properties and anchored shopping centers subject to long-term net leases with national or regional creditworthy tenants, and CIM Income NAV, Inc. (formerly Cole Real Estate Income Strategy (Daily NAV), Inc.) ("INAV"), which primarily invests in income-producing necessity commercial real estate across the retail, office and industrial sectors. In August of 2018, Mr. Ressler was appointed as Chairman of the Board and as a member of the Nominating and Corporate Governance Committee of CCIT III, CCPT IV, and INAV.  In December 2018, he was appointed to the Board of Directors of each Cole Office & Industrial REIT (CCIT II), Inc. ("CCIT II"), which invests primarily in single-tenant mission-critical office and industrial properties that are essential day-to-day operations of a company, and Cole Credit Property Trust V, Inc. ("CCPT V"), which invests primarily in income-producing necessity single tenant properties and anchored shopping centers subject to long-term net leases with national or regional creditworthy tenants.  Each of CCIT II, CCIT III, CCPT IV, CCPT V, and INAV is a public, non-listed REIT that is operated by an affiliate of CIM. Mr. Ressler co-founded CIM in 1994 and, through an agreement with Orchard Capital, chairs its executive, investment, credit, allocation and asset management committees.  Mr. Ressler co-founded the predecessor of OFSAM in 2001 and, through an agreement with Orchard Capital, chairs its executive committee.  Mr. Ressler co-founded OCV in 2016 and, through an agreement with Orchard Capital, chairs its executive committee.  Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. and served in various executive capacities at VGR and its subsidiaries.  Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies.  Mr. Ressler's extensive experience with, and knowledge of, business management and finance are invaluable to our Board's discussions.

Douglas Y. Bech has served as a director of j2 Global since November 2000. From August 1988 through November 2000, he served as a director of eFax.com, a company j2 Global acquired in November 2000. Since August 1997, Mr. Bech has served as Chairman and Chief Executive Officer of Raintree Resorts International, a company that owns and operates vacation ownership resorts throughout North America. Mr. Bech practiced securities and corporate finance law from 1970 until 1997.  Mr. Bech has also served as a director of HollyFrontier Corporation since July 2011 and was a director of Frontier Oil Corporation from May 1993 when it merged with Holly Corporation in July 2011. Mr. Bech is the independent presiding director of HollyFrontier. Mr. Bech has served as an independent director of CIM Commercial Trust Corporation since March 2014. Mr. Bech's previous work as a securities and corporate finance lawyer, as a director of other public companies and his current experience as a chief executive officer of a private enterprise engaged in hospitality, resort management services, and sales and marketing in three different countries, provide expertise on corporate governance and a unique perspective to the Board of Directors.
Robert J. Cresci has been a director of j2 Global since 1998. Mr. Cresci has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. He currently serves on the boards of Luminex Corporation, OFS Capital Corporation, CIM Commercial Trust Corporation, Presbia PLC and Hancock Park Corporate Income Inc. Mr. Cresci previously served on the board of Continucare Corporation until 2011 and the board of Sepracor, Inc. until 2009. Mr. Cresci's extensive knowledge of investment management and accounting from his experience with Pecks Management Partners and his experience serving on other public company boards of directors have proven invaluable to the discussion of our Board of Directors regarding investment strategies, accounting issues and public company matters.
Sarah Fay has served as a director of j2 Global since February 2018. Ms. Fay has served as a partner in Boston-based venture capital firm Glasswing Ventures since January 2016. Prior to joining Glasswing Ventures, between May 2009 and January 2016, Ms. Fay was primarily engaged by her board membership and advisor roles, which are described below. From April 2008 to May 2009, Ms. Fay served as Chief Executive Officer of Aegis Media North America, a media and digital marketing communications company. Prior to this position, Ms. Fay served as President of Carat US and Isobar US. Ms. Fay currently serves on the boards of The Street, Celtra, Inc., Stella Rising (formerly Women's Marketing, Inc.), and SocialFlow. In addition, Ms. Fay participates as a board advisor to several startups in the advertising technology space including clypd, Viral Gains, Mavrck, Namely, AdDaptive Intelligence, Linkable Networks, and associations MITX and the Ad Club of Boston. The Board of Directors believes that Ms. Fay's extensive experience in the media services industry, with particular knowledge of the digital media, marketing, and advertising industries, as well as her service as a director of a number of other companies, makes her a valuable member of the Board of Directors, able to provide unique insight and advice.
W. Brian Kretzmer was elected to j2 Global's Board of Directors in July 2007. He currently operates his own consultancy practice and is an investor in several private firms where he serves in multiple capacities. From 1999 to 2006, Mr. Kretzmer was Chief Executive Officer of MAI Systems Corporation, a provider of enterprise management solutions for lodging organizations. He also served as Chief Financial Officer of MAI Systems Corporation from 1993 to 1996 and 1999 to 2000. Mr. Kretzmer is a thirty year veteran in technology industries. Mr. Kretzmer's earlier experiences included extensive accounting experience serving in various positions in cost accounting, plant controllership and corporate controllership. His various experiences provide the Board of Directors a valuable operational and financial perspective and accounting expertise.

Jonathan F. Miller was appointed to j2 Global's Board of Directors in February 2015. Until January 2018, Mr. Miller was a partner at Advancit Capital, where he continues to serve as an advisor and member of the Investment Committee. He previously has served as Chairman and Chief Executive Officer of the Digital Media Group at News Corp., and was its Chief Digital Officer from April 2009 to September 2012. Mr. Miller was a founding partner of Velocity Interactive Group, an investment firm focusing on internet and digital media, from its inception in 2007 to 2009. Prior to founding Velocity, Mr. Miller served as the Chief Executive Officer of America Online, Inc. ("AOL") from 2002 to 2006. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services. Mr. Miller currently is a director of Akamai Technologies, Inc., AMC Networks Inc., and Interpublic Group of Companies, Inc. Mr. Miller previously served as a director of, among others, Houghton Mifflin Harcourt Co., LiveNation Entertainment, Inc., RTL Group SA, Shutterstock, Inc., TripAdvisor, Inc., and Ticketmaster prior to its merger with LiveNation. Mr. Miller is a trustee of the American Film Institute and The Paley Center for Media. Mr. Miller holds a B.A. from Harvard College. Mr. Miller's broad general management background in both the media and technology sectors, as well as his experience with growth companies, brings a diverse and valuable perspective to the Board of Directors.
Stephen Ross was elected to j2 Global's Board of Directors in July 2007. From 1989 to August 31, 2017, he served in various positions with Warner Bros Entertainment, Inc. ("WBE").  His last position with WBE was Executive Vice President – Recreational Enterprises. Until 2009, Mr. Ross also served as a director of Grill Concepts, Inc., a restaurant company. Mr. Ross' more than 20 years of broad experience with one of the world's premiere entertainment companies provides the Board of Directors a unique perspective.
Vivek Shah was elected to j2 Global's Board of Directors in January 2018, where he has also served as Chief Executive Officer since such time. Previously, he served as Chief Executive Officer of Ziff Davis, which j2 Global acquired in 2012. Prior to joining j2 Global, Mr. Shah led the purchase of Ziff Davis in 2010 in partnership with a private equity firm. From 1995 to 2009, Mr. Shah held various management positions at Time, Inc., including Group President, Digital and President of the Fortune/Money Group. Mr. Shah has been named Online Publisher of the Year by MIN, Innovator of the Year by BtoB's Media Business and inducted into MIN's Digital Hall of Fame. He was also named to Crain's Forty under 40 list. Mr. Shah has a B.A. in political science from Tufts University. Mr. Shah's role as j2 Global's Chief Executive Officer and his extensive management experience in the media and technology sectors provides invaluable insight to the Board of Directors.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
General
The Audit Committee of the Board of Directors has selected BDO as independent auditors for j2 Global for the fiscal year ending December 31, 2019. BDO has served as j2 Global's independent auditors since May 9, 2014. Notwithstanding the ratification of BDO as j2 Global's independent auditors, the Audit Committee, in its discretion, may direct appointment of new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of j2 Global and its stockholders. In addition, if the stockholders do not ratify the appointment of BDO, the Audit Committee will consider the appointment of other independent auditors, but is not required to do so. Representatives of BDO are expected to be present at the Annual Meeting and available to respond to appropriate questions. Those representatives will have the opportunity to make a statement if they wish to do so.
Vote Required
Ratification of BDO as j2 Global's independent auditors for the fiscal year ending December 31, 2019 requires the affirmative vote of the holders of a majority of shares of j2 Global common stock present or represented and entitled to vote at the Annual Meeting.
THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2 – RATIFICATION OF SELECTION OF BDO AS j2 GLOBAL'S INDEPENDENT AUDITORS.

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF
 THE NAMED EXECUTIVE OFFICERS
j2 Global is seeking approval of an advisory resolution on the compensation of its named executive officers, as reported in this proxy statement. As described below in the "Compensation Discussion and Analysis" section of this proxy statement, the Compensation Committee has structured j2 Global's executive compensation program to link compensation to continuous improvements in corporate performance and increase in stockholder value. j2 Global's executive compensation program goals include the following:
•
to establish pay levels that attract, retain and motivate highly qualified executive officers, while considering the overall market competitiveness for such executive talent and balancing the relationship between total stockholder return and direct compensation;

•	to align executive officer remuneration with the interests of the stockholders;
•	to recognize superior individual performance;
•
to balance base and incentive compensation to complement j2 Global's annual and longer-term business objectives and strategies and encourage the fulfillment of those objectives and strategies through executive officer performance; and

•	to provide compensation opportunities based on j2 Global's performance.
j2 Global urges stockholders to read the "Compensation Discussion and Analysis" beginning on page 24 of this proxy statement, which describes in more detail how j2 Global's executive compensation policies and procedures operate and are designed to achieve its compensation goals, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 38 through 47, which provide detailed information on the compensation of j2 Global's named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving j2 Global's goals, and that the compensation of the named executive officers reported in this proxy statement has contributed to the Company's recent and long-term success.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), j2 Global is asking stockholders to approve the following advisory resolution at the 2019 Annual Meeting of Stockholders:
RESOLVED, that the stockholders of j2 Global, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company's 2019 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company's executive compensation program.
THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3 – APPROVAL OF THE ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE
j2 Global's Board of Directors has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics (the "Code"), which are both posted, along with the charters for the Audit, Compensation and Corporate Governance and Nominating Committees, in the corporate governance section of j2 Global's website at http://investor.j2global.com.
Corporate Governance Principles
j2 Global's Corporate Governance Principles provide guidelines that govern the qualifications and conduct of the Board of Directors. The Corporate Governance Principles are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 ("SOX") and the corporate governance listing requirements applicable to companies whose securities are listed on the Nasdaq Global Select Market (the "Nasdaq listing standards"). The Corporate Governance Principles address, among other things:
•
the independence and other qualifications of members of the j2 Global Board of Directors and its committees. The Corporate Governance Principles provide that a majority of the directors, and all members of the Audit, Compensation and Corporate Governance and Nominating Committees, shall be independent of j2 Global and its management;

•	the functions of the Board of Directors in relation to oversight of j2 Global;
•	the selection, evaluation and approval of compensation of j2 Global's executive officers;
•	the organization and basic function of committees of the Board of Directors; and
•	the authority of the Board of Directors and committees to engage outside advisors.
Code of Business Conduct and Ethics
j2 Global's Code of Business Conduct and Ethics applies to all directors, officers and employees of j2 Global, including j2 Global's Chief Executive Officer, President and Chief Financial Officer, Chief Accounting Officer, and Vice President, General Counsel and Secretary. The Code embodies j2 Global's commitment to conduct its business in accordance with all applicable laws, rules and regulations, and the highest ethical standards. The Code is posted on the corporate governance page of j2 Global's website, and can be accessed at http://investor.j2global.com.

Board Leadership
We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the different responsibilities fulfilled by the Chief Executive Officer and the Chairman of the Board at j2 Global. The Chief Executive Officer is responsible for setting the strategic direction for j2 Global and for the day-to-day leadership and performance of j2 Global, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors.
Director Independence
j2 Global's Board of Directors has determined that all of our directors, other than our Chief Executive Officer, Mr. Shah, are independent within the meaning of the rules of the SEC and the listing rules of the NASDAQ Stock Market.

Communications with the Board of Directors and the Audit Committee
The Board of Directors welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Interested parties may also submit complaints regarding accounting, internal accounting controls or auditing matters to j2 Global's Audit Committee. Stockholders may send written communications to the entire Board of Directors, to the Audit Committee or to individual members, addressing them to j2 Global, Inc., 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, Attention: Corporate Secretary. Communications by e-mail should be addressed to investor@j2global.com and marked "Attention: Corporate Secretary" in the "Subject" field.
The Board of Directors has instructed the Secretary to review all communications so received (via e-mail or otherwise), and to exercise his discretion not to forward to members of the Board of Directors correspondence that is inappropriate, such as business solicitations, frivolous communications, advertising, routine business matters (i.e., business inquiries, complaints or suggestions) and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the Board of Directors.
Risk Management
The Board of Directors plays an active role, as a whole and also at the committee level, in overseeing management of j2 Global's risks and strategic direction. The Board of Directors regularly reviews information regarding j2 Global's liquidity and operations, as well as the risks associated with each. j2 Global's Compensation Committee is responsible for overseeing the management of risks relating to j2 Global's executive compensation plans and arrangements. The Audit Committee oversees the process by which j2 Global's senior management and the relevant departments assess and manage j2 Global's exposure to, and management of, financial risks. The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.
MEETINGS AND COMMITTEES OF THE BOARD
Board Meetings and Attendance at Annual Meeting
The Board of Directors of j2 Global held a total of four meetings during 2018 and also conducted business by written consent. During 2018, each director attended at least seventy-five percent (75%) of the aggregate of all of the meetings of the Board of Directors and the committees of which he or she was a member. j2 Global encourages, but does not require, members of the Board of Directors to attend annual stockholder meetings. All of j2 Global's directors attended j2 Global's 2018 Annual Meeting of Stockholders.
Executive Sessions
In accordance with j2 Global's Corporate Governance Principles, executive sessions of non-management directors are held at least twice a year. The sessions are scheduled and chaired by the Chairman of the Audit Committee. Any non-management director can request that an additional executive session be scheduled.

Board Committees
The Board of Directors has established four standing committees:
•	an Audit Committee;

•	a Compensation Committee;

•	a Corporate Governance and Nominating Committee; and

•	an Executive Committee.

The Board of Directors has determined that the Audit, Compensation and Corporate Governance and Nominating Committees are composed solely of independent directors within the meaning of the rules of the SEC and the listing rules of the NASDAQ Stock Market.  Current copies of the charters of the Audit, Compensation and Corporate Governance and Nominating Committees are each posted on the corporate governance portion of j2 Global's website at http://investor.j2global.com.
Upon the recommendation of the Corporate Governance and Nominating Committee, the Board elects committee members annually. The table below sets forth the number of meetings held by each Committee in 2018:
Committee	Number of Meetings in 2018
Audit Committee	6
Compensation Committee	3
Corporate Governance and Nominating Committee	3
Executive Committee	2

Audit Committee
The Audit Committee currently consists of Messrs. Miller, Ross and Kretzmer, who is the Chairman of the Committee. The Audit Committee is comprised solely of directors who meet all the independence standards for audit committee members as set forth in SOX, the rules of the SEC adopted pursuant to SOX and the listing rules of the NASDAQ Stock Market. The Board of Directors has determined that each member of the Audit Committee is an "audit committee financial expert" as that term is defined in the SEC rules adopted pursuant to SOX and has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and the listing rules of the NASDAQ Stock Market. The Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements. The Audit Committee is responsible for, among other things, retaining and overseeing j2 Global's independent auditors, approving the services performed by them and reviewing j2 Global's financial reports and reporting process, accounting principles and its system of internal accounting controls. See the "Audit Committee Report" below.

Compensation Committee
The Compensation Committee currently consists of Ms. Fay and Messrs. Cresci, Ross and Bech, who is the Chairman of the Committee. The Compensation Committee is comprised solely of directors who meet all the independence standards for compensation committee members as set forth in the listing rules of the NASDAQ Stock Market. The Compensation Committee is responsible for, among other things:
•	administering j2 Global's compensation programs, including its stock-based compensation plans;
•
reviewing the performance of j2 Global's executives and recommending to the Board of Directors, for approval by a majority of independent directors, goals and objectives, as well as compensation (including, salary, bonus and equity grants) for j2 Global's executives;

•	periodically evaluating compensation paid to non-management members of the Board of Directors, including monitoring the competitiveness and composition of director compensation;
•	recommending to the Board of Directors changes to j2 Global's compensation policies and benefits programs; and
•	otherwise seeking to ensure that j2 Global's compensation philosophy is consistent with j2 Global's best interests and is properly implemented.
The Compensation Committee also has the authority to retain and terminate compensation consultants.  The Compensation Committee retained Pearl Meyer & Partners, LLC ("Pearl Meyer") as its compensation consultant for fiscal 2018, to provide information to the Compensation Committee related to compensation of our executive officers.
The Compensation Committee's charter does not provide for the delegation of the Compensation Committee's responsibilities. See the "Compensation Committee Report" below.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee currently consists of Ms. Fay and Messrs. Miller and Bech, who is the Chairman of the Committee. The Corporate Governance and Nominating Committee is responsible for, among other things:
•
identifying, evaluating and nominating qualified individuals to become director nominees at j2 Global's annual meetings of stockholders or to fill vacancies occurring between annual meetings of stockholders;

•	recommending members of the Board of Directors for nomination to, or to fill vacancies on, the standing committees of the Board of Directors;
•	developing and recommending to the Board of Directors standards for addressing conflicts of interest;
•	developing, recommending to the Board of Directors and reviewing j2 Global's Corporate Governance Principles; and
•	evaluating the performance of the Board of Directors and its committees.
The Corporate Governance and Nominating Committee has not established specific minimum age, education, experience or skill requirements for potential director nominees. In selecting director nominees, the Corporate Governance and Nominating Committee takes into consideration various factors to find candidates that will be able to represent the interests of the stockholders, including judgment, skill, diversity, integrity, educational background, experience with businesses and other organizations of a comparable size, the interplay of the candidate's experience with that of the other members of the Board of Directors and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors. Although the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity, in accordance with the Company's Corporate Governance Principles, the Corporate Governance and Nominating Committee endeavors to seek nominees representing diverse experience in policy-making positions in business and technology, and in areas that are relevant to the Company's global activities. The Corporate Governance and Nominating Committee evaluates the diversity in experience of its directors annually in recommending the slate of nominees to the full Board of Directors, and j2 Global believes that the current Board of Directors reflects the diversity of experience it seeks.
The Corporate Governance and Nominating Committee may consider candidates proposed by management or by stockholders, but is not limited to such candidates. The Corporate Governance and Nominating Committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by other sources. j2 Global sets forth its policy with regard to the consideration of any director candidates recommended by stockholders in its Bylaws. See "Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting" for more information regarding the procedures for the consideration of any director candidates recommended by stockholders. Ms. Fay was recommended as a director nominee by j2 Global's Chief Executive Officer and non-management directors.
Executive Committee
The Executive Committee currently consists of Messrs. Cresci and Ressler, who is the Chairman of the Committee. The Executive Committee may take certain action permitted by law and j2 Global's Bylaws in the intervals between meetings of the full Board of Directors.
Lead Independent Director
The Lead Independent Director position entails significant responsibility for independent Board leadership. The responsibilities of the Lead Independent Director include the following:
•	presiding at executive sessions of the independent directors;
•	serving as an ex-officio member of each committee and attending meetings of the various committees;
•	calling meetings of the independent directors;
•	approving information sent to the Board, including the quality, quantity and timeliness of such information;
•	facilitating the Board's approval of the number and frequency of Board meetings and approving meeting schedules, to ensure that there is sufficient time for discussion of all agenda items;
•	authorizing the retention of outside advisors and consultants who report directly to the Board;
•	being regularly apprised of inquiries from stockholders and involved in correspondence responding to these inquiries when appropriate; and
•	if requested by stockholders or other stakeholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

Mr. Cresci has been designated as j2 Global's Lead Independent Director.

DIRECTOR COMPENSATION
During fiscal 2018, each director who is not an officer or employee ("non-management director") received an annual retainer payable in equal monthly installments (the "Annual Retainer"). In addition to the Annual Retainer, the Chairman of each of the Audit, Compensation and Corporate Governance and Nominating Committees and the Lead Independent Director received an additional fee, payable in equal monthly installments.
For 2018, non-management directors were entitled to receive Board and Board committee retainers described in the following table.  We also reimburse directors for all reasonable expenses incurred in attending Board and Board committee meetings upon submission of appropriate documentation.
Board & Board Committee Service	Compensation in 2018
Annual Restricted Stock Award	$200,000
Chairman of the Board Cash Retainer	$276,000
Annual Cash Retainer	$70,000
Lead Director Cash Retainer	$30,000
Audit Committee Chair Annual Cash Retainer	$25,000
Compensation Committee Chair Annual Cash Retainer	$15,000
Corporate Governance and Nominating Committee Chair Annual Cash Retainer	$15,000

Mr. Ressler's Annual Retainer is paid pursuant to a consulting agreement between j2 Global and Orchard Capital, a company controlled by Mr. Ressler. The agreement is terminable by either party by written notice delivered at least 30 days prior to commencement of the next six-month term.
On the date of the 2018 Annual Meeting of Stockholders, each director received restricted shares of the Company's common stock with a fair market value of approximately $200,000 on the date of grant which fully vest on the first anniversary of the date of grant.
Stock Ownership Guidelines for Non-Management Directors
Non-management directors are expected to acquire and hold during their service on the Board shares of our common stock equal in value to at least five times the annual Board cash retainer paid to our non-management directors (excluding any retainer paid for service on a Board committee). Non-management directors have five years from the later of (i) the date we instituted our stock ownership guidelines for non-management directors and (ii) their initial election to the Board, to meet their target stock ownership requirements.
Anti-Hedging and Anti-Pledging Policy
All of our directors are subject to our Securities Trading Policy, which, among other things, prohibits such directors from entering into short sales or hedging or pledging shares of our common stock.

2018 Director Compensation Table
The following table contains information with respect to the compensation of j2 Global's non-employee directors for the fiscal year ended December 31, 2018.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Richard S. Ressler	$276,000(4)	$199,938	—	—	—	—	$475,938

Douglas Y. Bech	$100,000	$199,938	—	—	—	—	$299,938

Robert J. Cresci	$100,000(5)	$199,938	—	—	—	—	$299,938

Sarah Fay	$70,000	$199,938	—	—	—	—	$269,938

W. Brian Kretzmer	$95,000	$199,938	—	—	—	—	$294,938

Jonathan Miller	$70,000	$199,938	—	—	—	—	$269,938

Stephen Ross	$70,000	$199,938	—	—	—	—	$269,938
________________
(1)
These amounts represent the grant date fair value under FASB ASC Topic No. 718, Compensation – Stock Compensation ("ASC 718") for restricted stock awards granted in 2018. The ASC 718 value as of the grant date for stock awards is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amount will ever be realized. Assumptions used in the calculation of these amounts for awards granted in 2018 are included in Note 14, "Stock Options and Employee Stock Purchase Plan" to the audited financial statements for the fiscal year ended December 31, 2018, included in j2 Global's Annual Report on Form 10-K filed with the SEC on March 1, 2019.

(2)	The directors each had unvested restricted stock awards totaling 2,435 shares of j2 Global common stock outstanding at fiscal year end.
(3)
The directors had the following outstanding stock options at fiscal year end: Mr. Ressler: 50,078; Mr. Bech: 50,078; Mr. Cresci: 50,078; Mr. Kretzmer: 26,085; and Mr. Ross: 33,398. Neither Ms. Fay nor Mr. Miller had any outstanding stock options at fiscal year end.

(4)	Payments to Mr. Ressler are made pursuant to a consulting agreement between j2 Global and Orchard Capital, a company controlled by Mr. Ressler.
(5)	Payments to Mr. Cresci are paid to Pecks Management Partners Ltd., a company controlled by Mr. Cresci.

EXECUTIVE OFFICERS
The following sets forth certain information regarding j2 Global's executive officers (ages are as of the record date):
Vivek Shah, 45, was appointed as Chief Executive Officer of j2 Global and a member of its Board of Directors effective January 1, 2018. Previously, he served as Chief Executive Officer of Ziff Davis, which j2 Global acquired in 2012. Prior to joining j2 Global, Mr. Shah led the purchase of Ziff Davis in 2010 in partnership with a private equity firm. From 1995 to 2009, Mr. Shah held various management positions at Time, Inc., including Group President, Digital and President of the Fortune/Money Group. Mr. Shah has been named Online Publisher of the Year by MIN, Innovator of the Year by BtoB's Media Business and inducted into MIN's Digital Hall of Fame. He was also named to Crain's Forty under 40 list. Mr. Shah has a B.A. in political science from Tufts University.
R. Scott Turicchi, 55, became j2 Global's Chief Financial Officer in August 2014 and its President in May 2008. From June 2007 until May 2008, Mr. Turicchi was Co-President. From August 2005 until June 2007, he was Co-President and Chief Financial Officer. From May 2003 to August 2005, Mr. Turicchi served as j2 Global's Chief Financial Officer, and from March 2000 through May 2003, he served as j2 Global's Executive Vice President, Corporate Development. Mr. Turicchi served as a member of j2 Global's Board of Directors from 1998 through 2000. From 1990 to 2000, he was with Donaldson, Lufkin & Jenrette Securities Corporation's investment banking department, holding various positions, including Managing Director. Mr. Turicchi is a member of the Board of Directors of Greenhills Software, Inc., a privately held company that develops real-time operating systems. He is Chairman of the Board of Governors of Thomas Aquinas College.  Mr. Turicchi also serves on the boards of Lumen Christi Institute and Sanctuary of Culture.
Jeremy D. Rossen, 48, was appointed as Vice President, General Counsel of j2 Global effective June 1, 2015 and Secretary in November 2015.  From May 2009 until joining the Company in 2015, Mr. Rossen served as a Senior Vice President at The Gores Group, a private equity firm.  Prior to that, Mr. Rossen served as General Counsel at Helio LLC, a wireless telecommunications carrier, General Counsel at Somera Communications, Inc., a telecommunications equipment company, and a corporate and securities attorney at Wilson, Sonsini, Goodrich & Rosati.  Mr. Rossen holds Bachelor of Arts and Juris Doctor degrees from the University of Pennsylvania.
Steve P. Dunn, 49, was appointed as Chief Accounting Officer of j2 Global effective May 10, 2012.  Mr. Dunn had previously served as j2 Global's Controller since joining j2 Global in March 2008.  From May 2007 until joining j2 Global, Mr. Dunn served as Director of Accounting for Countrywide Capital Markets, a subsidiary of Countrywide Financial Corporation that specialized in trading and underwriting securities.  Mr. Dunn is a Certified Public Accountant and has over 20 years of accounting experience in various industries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Information Regarding Beneficial Ownership of Principal Stockholders
The following table contains information regarding the beneficial ownership of j2 Global common stock by the stockholders j2 Global knows to beneficially own more than five percent of j2 Global's outstanding shares of common stock. The percentage of ownership is calculated using the number of outstanding shares on March 12, 2019.
Name	Number of Shares Beneficially Owned(1)	Approximate Percentage

BlackRock, Inc. 55 East 52nd Street New York, NY 10022	5,605,641(2)	11.50%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,408,179(3)	9.04%

FMR LLC 245 Summer Street Boston, Massachusetts 02210	2,552,959(4)	5.24%

_______________
(1)	As of March 12, 2019, 48,751,959 shares of j2 Global common stock were outstanding.
(2)
Based solely on information set forth in the stockholder's Schedule 13G/A filed with the SEC on January 31, 2019. BlackRock, Inc. ("BlackRock") made this filing on behalf of itself and various BlackRock-related entities. According to the Schedule 13G/A, BlackRock has sole voting power over 5,499,699 shares and sole dispositive power over 5,605,641 shares.

(3)
Based solely on information set forth in the stockholder's Schedule 13G/A filed with the SEC on February 13, 2019. According to the Schedule 13G/A, The Vanguard Group, Inc. ("Vanguard") has sole voting power over 96,891 shares, shared voting power over 6,000 shares, sole dispositive power over 4,309,888 shares and shared dispositive power over 98,291 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 92,291 shares.  Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 10,600 shares.

(4)
Based solely on information set forth in the stockholder's Schedule 13G/A filed with the SEC on February 13, 2018. FMR LLC ("FMR") made this filing on behalf of itself and various FMR-related entities. According to the Schedule 13G/A, FMR has sole voting power over 34,733 shares and sole dispositive power over 2,552,959 shares.  Abigail P. Johnson and others members of the Johnson family, through their voting power at FMR, may be deemed to form a controlling group with respect to FMR.

Information Regarding Beneficial Ownership of Management
The table below sets forth certain information that has been provided to j2 Global with respect to beneficial ownership of shares of j2 Global common stock as of March 12, 2019 by: (i) each director and nominee for director of j2 Global, (ii) each of the named executive officers of j2 Global and (iii) all directors and executive officers of j2 Global as a group.  Each of the persons or group of persons in the table below has sole voting power and sole dispositive power as to all of the shares of our common stock shown as beneficially owned by them, except as otherwise indicated.
Name(1)	Common Stock
	Number of Shares Beneficially Owned (2)		Approximate Percentage
Richard S. Ressler	1,284,762	(3)	2.63%
Douglas Y. Bech	152,142	(4)	*
Robert J. Cresci	123,732	(5)	*
Sarah Fay	3,020	(6)	*
W. Brian Kretzmer	32,849	(7)	*
Jonathan F. Miller	179,540	(8)	*
Stephen Ross	16,016	(9)	*
Vivek Shah	751,672	(10)	1.54%
R. Scott Turicchi	296,719	(11)	*
Jeremy D. Rossen	28,732	(12)	*
Steve P. Dunn	18,416	(13)	*
All directors and executive officers as a group (11 persons)	2,887,600	(14)	5.90%
________________
* Less than 1%
(1)	The address for all executive officers, directors and director nominees is c/o j2 Global, Inc., 6922 Hollywood Blvd., Suite 500, Los Angeles, California 90028.
(2)
As of March 12, 2019, 48,751,959 shares of j2 Global common stock were outstanding.  Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion of all options, warrants and other securities convertible into or exchangeable for common stock within 60 days of March 12, 2019. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of March 12, 2019 or securities convertible into common stock within 60 days of March 12, 2019 are deemed outstanding and held by the holder of such shares of common stock, options, warrants, or the other securities listed above for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(3)
Consists of 1,251,364 shares of j2 Global common stock, including 2,435 shares of unvested restricted stock, and options to acquire 33,398 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(4)
Consists of 118,744 shares of j2 Global common stock, including 2,435 shares of unvested restricted stock, and options to acquire 33,398 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(5)
Consists of 90,334 shares of j2 Global common stock, including 2,435 shares of unvested restricted stock, and options to acquire 33,398 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(6)	Consists of 3,020 shares of j2 Global common stock, including 2,435 shares of unvested restricted stock.
(7)
Consists of 6,764 shares of j2 Global common stock, including 2,435 shares of unvested restricted stock, and options to acquire 26,085 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(8)	Consists of 179,540 shares of j2 Global common stock, including 2,435 shares of unvested restricted stock.
(9)	Consists of 16,016 shares of j2 Global common stock, including 2,435 shares of unvested restricted stock.
(10)
Consists of 701,672 shares of j2 Global common stock, including 618,016 shares of unvested restricted stock, and options to acquire 50,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(11)
Consists of 278,319 shares of j2 Global common stock, including 98,834 shares of unvested restricted stock, and options to acquire 18,400 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(12)	Consists of 28,732 shares of j2 Global common stock, all of which is unvested restricted stock.
(13)	Consists of 18,416 shares of j2 Global common stock, all of which is unvested restricted stock.
(14)
Consists of 2,702,921 shares of j2 Global common stock, including 781,043 shares of unvested restricted stock and 10,000 shares held by The Turicchi Family Foundation, and options to acquire 194,679 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

j2 Global is not aware of any arrangements, including any pledge by any person of j2 Global's securities, the operation of which may, at a subsequent date, result in a change in control of j2 Global. j2 Global is not aware of any material proceedings to which any director, officer or affiliate of j2 Global, any owner of record or beneficially of more than five percent of j2 Global's common stock or any associate of any such director, officer, affiliate or stockholder is a party adverse to j2 Global or any of its subsidiaries or has a material interest adverse to j2 Global or any of its subsidiaries.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires j2 Global's officers (as defined in Rule 16a-1(f)), directors and persons who own more than 10% of a registered class of j2 Global's equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish j2 Global with copies of all Section 16(a) forms they file. Based solely on j2 Global's review of the copies of such forms received by j2 Global and written representations from certain reporting persons that they have complied with the relevant filing requirements, j2 Global believes that all filing requirements applicable to j2 Global's officers, directors and 10% stockholders were complied with during the fiscal year ended December 31, 2018.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation programs for our fiscal year 2018 named executive officers who were:
•	Vivek Shah, our Chief Executive Officer;
•	R. Scott Turicchi, our President and Chief Financial Officer;
•	Jeremy D. Rossen, our Vice President, General Counsel and Secretary; and
•	Steve Dunn, our Chief Accounting Officer.

General
The Compensation Committee of j2 Global's Board of Directors:
•	administers j2 Global's compensation programs, including its stock-based compensation plans;
•	recommends to the Board of Directors the compensation to be paid to j2 Global's executives;
•	recommends to the Board of Directors changes to j2 Global's compensation policies and benefit programs; and
•	otherwise seeks to ensure that j2 Global's compensation philosophy is consistent with j2 Global's best interests and is properly implemented.
The Compensation Committee currently is comprised of four non-employee directors whom the Board of Directors has determined meet the independence requirements for compensation committee membership set forth in Nasdaq Marketplace Rule 5605.
Compensation Philosophy and Objectives
j2 Global's executive compensation program is designed to attract, retain and motivate j2 Global's executive officers in a manner that is tied directly to achievement of j2 Global's overall operating and financial goals, and thereby increase j2 Global's overall equity value. The Compensation Committee reviews j2 Global's compensation strategy annually. As part of this process, the Compensation Committee considers whether j2 Global's current compensation programs should be modified and whether new programs or elements of compensation should be introduced in order to better meet j2 Global's overall compensation objectives.
j2 Global's Compensation Committee has not adopted any formal policy for allocating compensation between long-term and short-term, between cash and non-cash or among different forms of non-cash compensation. Rather, the Compensation Committee assesses past performance and anticipated future contribution of each senior executive and recommends to the Board of Directors the total amount and mix of each element of compensation.  In addition, the Committee believes that the most senior executives should have their compensation more heavily weighted toward equity compensation.
In setting compensation for any given year, the Compensation Committee considers the amount of compensation from prior periods or amounts realizable from prior compensation.

j2 Global's compensation objective is to link compensation to improvements in corporate performance and increases in stockholder value. j2 Global's executive compensation program goals include the following:
•
to establish pay levels that attract, retain and motivate highly qualified executive officers, while considering the overall market competitiveness for such executive talent and balancing the relationship between total stockholder return and direct compensation;

•	to align executive officer remuneration with the interests of stockholders;

•	to recognize superior individual performance;

•
to balance base and incentive compensation to complement j2 Global's annual and longer-term business objectives and strategies and encourage the fulfillment of those objectives and strategies through executive officer performance; and

•	to provide compensation opportunities based on j2 Global's performance.
Say-on-Pay Vote

At j2 Global's 2018 Annual Meeting of Stockholders held on May 3, 2018, the Company held a stockholder advisory vote on the compensation of the named executive officers, commonly referred to as a "say-on-pay" vote. j2 Global's stockholders overwhelmingly approved the compensation of the named executive officers, with more than 97% of stockholder votes cast in favor of the Company's say-on-pay proposal. The Compensation Committee believes this affirms the stockholders' support of the Company's approach to executive compensation and, as a result, the Compensation Committee decided to retain its general approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the named executive officers.
Stockholder-Friendly Features of Our Executive Compensation Program
The following are highlights of our compensation programs, which continue to contain stockholder-friendly features:
•
We pay for performance.  The vesting of approximately 50% of the equity awards granted to our executive officers each year is tied to the performance of the Company's common stock price and the annual incentive cash compensation paid to our executive officers is based on our financial performance;

•	We seek independent advice. We engage independent consultants to review executive compensation and provide advice to the Compensation Committee;

•
We have significant stock retention requirements.  We maintain a stock ownership policy for our executive officers and directors. Our Chief Executive Officer is required to own 5x his base salary in Company stock;

•	We do not have employment agreements with any of our executive officers. None of our executive officers are party to an employment agreement with the Company;

•	We do not allow hedging or pledging. Our policies prohibit the hedging and pledging of Company stock by directors and officers; and

•	We do not provide tax reimbursements or gross-up provisions. We do not offer tax reimbursement or gross-up provisions in any of our agreements with directors or officers.

Role of Compensation Committee Consultant in Establishing Compensation
The Compensation Committee considers from time to time the market compensation of similarly-situated executives at other companies and periodically purchases third-party compensation surveys or engages third-party compensation consultants to assist in providing comparative compensation data. In fiscal 2018, the Compensation Committee engaged Pearl Meyer to prepare a competitive analysis of the Company's current executive compensation programs that addressed j2 Global on a consolidated basis (the "2018 Compensation Report"). As part of its analysis, Pearl Meyer selected and proposed companies for inclusion in a comparison group (the "Peer Group"). The "Peer Group" was comprised of the following companies that operated in the internet software and services industry and other related technology companies:
ANGI Homeservices Inc.	Match Group, Inc.	RingCentral, Inc.
CoStar Group, Inc.	Nuance Communications, Inc.	The Ultimate Software Group, Inc.
GoDaddy Inc.	Nutanix, Inc.	TripAdvisor, Inc.
Groupon, Inc.	Open Text Corporation	Zillow Group, Inc.
IAC/InterActiveCorp	Pandora Media, Inc.
LogMeIn, Inc.	Proofpoint, Inc.

The 2018 Compensation Report was presented to the Compensation Committee in April 2018. The 2018 Compensation Report helped clarify the relevance of the companies used in the Peer Group, and informed our decisions with respect to executive compensation for fiscal 2018.

The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating Pearl Meyer, Pearl Meyer reports directly to the Compensation Committee and Pearl Meyer did not provide any other services to j2 Global during fiscal 2018.
Components of Our Executive Compensation Program
The components of the compensation program for our named executive officers are:
•	base salary;
•	incentive cash compensation;
•	long-term equity incentive compensation;
•	employee stock purchase plan; and
•	employee retirement, health and welfare benefits and other compensation.

Each of these components is described in further detail in the narrative that follows.
Base Salary. Base salary is the fixed portion of executive pay and is set to reward individuals' current contributions to j2 Global and compensate them for their expected day-to-day performance. Base salaries are evaluated annually for all executive officers. In determining appropriate salary levels for the executive officers generally, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience and past performance, and data on prevailing compensation levels in relevant markets for executive talent.
The Compensation Committee generally targets executive salaries near the median percentile for comparable positions at comparable companies based upon third-party compensation survey information, including the 2018 Compensation Report. In determining 2018 base salaries, the Compensation Committee considered a number of factors including the information in the 2018 Compensation Report, together with various other factors such as Company performance and general economic conditions, among others.
In September 2017, the Board appointed Vivek Shah, the former Chief Executive Officer of Ziff Davis, LLC, one of our subsidiaries, as Chief Executive Officer of j2 Global, effective January 1, 2018.  Upon assuming the position of Chief Executive Officer, Mr. Shah received an annual salary of $1,000,000.
Based on the factors described above, in May 2018 the Compensation Committee recommended, and the Board of Directors approved, the following increases to the base salaries of the named executive officers:
Name	Previous Base Salary	New Base Salary
R. Scott Turicchi	$660,000	$750,000
Jeremy D. Rossen	$405,000	$425,000
Steve P. Dunn	$290,000	$305,000

Incentive Cash Compensation.  j2 Global has established an executive bonus program (the "Senior Management Bonus Program") for awarding cash bonuses to j2 Global's senior executives, including the named executive officers. Bonus guidelines under the Senior Management Bonus Program are established each year and are designed to encourage and reward senior management for (a) attaining company-wide financial goals, (b) improving the financial and operational health of j2 Global and (c) meeting or exceeding individually defined goals and objectives. The Senior Management Bonus Program provides guidelines only as to payment of bonuses to executive program participants, is non-binding, and does not create any contract right between j2 Global and the participants.
The process for determining bonuses under the Senior Management Bonus Program relies on the development of corporate financial targets.  In addition, individual goals and objectives are set for each program participant except the Chief Executive Officer and the President and Chief Financial Officer, who bear ultimate responsibility for achievement of the corporate financial targets and the budget.  The financial objectives are generally in alignment with j2 Global's budget for the year, which budget is used as a basis for j2 Global's public disclosures regarding its expected annual financial performance. The individual goals and objectives are designed to help j2 Global achieve its financial goals. The corporate financial objectives are recommended by the Compensation Committee for approval by the Board of Directors.

Under the Senior Management Bonus Program established for fiscal 2018 (the "2018 Senior Management Bonus Plan"), j2 Global established a "bonus pool" based upon an aggregate of specified percentages of base salary of all eligible executives, ranging from 25% to 100%. For Mr. Shah, the "target" bonus percentage was 100% of his base salary. For Mr. Turicchi, Mr. Rossen and Mr. Dunn, the "target" bonuses were $750,000, $235,000 and $165,000, respectively.  These percentages and amounts were determined based on the named executive officers' relative level of responsibility, size and complexity of the job, past contributions to j2 Global's performance and expected contributions to j2 Global's future success.  They are also based on the executive's articulated goals and objectives, as well as the market compensation of similarly-situated executives at other companies, as reflected in third-party compensation surveys, including the 2018 Compensation Report. However, the Compensation Committee retained the discretion to award bonus percentages higher or lower than these targets based on the overall plan funding level and the Committee's subjective assessment of each individual's achievement of his or her individual goals and objectives, as applicable.
The target adjusted Non-GAAP Net Income ("Adjusted Non-GAAP Net Income") in respect of the 2018 Senior Management Bonus Plan was $309,200,000 (the "2018 Target"). The 2018 Senior Management Bonus Plan provided that the bonus pool would be "funded" only if j2 Global achieved at least a minimum of 90% of the 2018 Target. Such amount would be calculated by taking j2 Global's consolidated GAAP net income, adding back any non-cash compensation expense, non-recurring one-time charges, depreciation and amortization, and deducting any non-recurring income or income recorded in the fiscal year of 2018 relating to a previous year, all items net of tax. If at least 90% of the 2018 Target was achieved, the bonus pool for 2018 could be funded at between 0% and 185% of the target pool amount, or between $0 and $4,165,121, depending on the actual percentage of the 2018 Target achieved. The bonus pool for 2018 was capped at 185% if more than $335,482,000 of Adjusted Non-GAAP Net Income was achieved. Notwithstanding the achievement of the 2018 Senior Management Bonus Plan criteria, the Compensation Committee retained discretion to increase or decrease the funding of the bonus pool based on factors it deemed appropriate.
Once the bonus pool was funded, individual bonuses were to be established by evaluating each executive's relative contribution to the success of j2 Global as a whole, as well as his or her success in meeting his or her individual objectives. Individual bonus amounts were to be recommended by the Compensation Committee for approval by the Board of Directors.
On February 6, 2019, the Compensation Committee recommended for approval by the Board of Directors, and the Board of Directors approved, funding the pool established under the 2018 Senior Management Bonus Plan (the "2018 Pool") at the 78.3% level based upon the program formula. On February 7, 2019, the Board of Directors approved the Compensation Committee's recommendation to award the following bonuses from the 2018 Pool to the named executive officers:
Name	Target Bonus	Percent of Target Bonus Paid	2018 Bonus Payment (paid in 2019)
Vivek Shah	100% of Base Salary	78.3%	$783,000
R. Scott Turicchi	$750,000	88.6%	$664,250
Jeremy D. Rossen	$235,000	78.3%	$184,005
Steve P. Dunn	$165,000	78.3%	$129,195

In addition to the Senior Management Bonus Program described above, the President and Chief Financial Officer also participated in a Supplemental Deferred Compensation Bonus Program (the "Supplemental Plan") from 2010 and ending with the 2014 Supplemental Plan year which payments were approved in 2015. The Supplemental Plan was designed to further incentivize the most senior executives, who are ultimately responsible for j2 Global's performance, to achieve j2 Global's financial goals and improve its financial and operational health. The Supplemental Plan was adopted in recognition of the increased level of responsibility that the participants assumed in light of the continued growth of j2 Global, and the increased expectations of these executives to continue to innovate and grow and promote j2 Global's vision. Under the Supplemental Plan, the President and Chief Financial Officer was eligible to receive an additional 25% of his base salary in any year in which the Senior Management Bonus Plan was funded in an amount representing achievement of at least 90% of the target value.
Awards under the Supplemental Plan were determined on the date on which the level of funding of the Senior Management Bonus Plan was determined (the "Determination Date"), and were to be paid out in three equal annual installments on or around the first, second and third anniversary of the applicable Determination Date. Payments were to be made only if the recipients were active employees of the Company on the date of distribution. Notwithstanding the achievement of the funding criteria under the Supplemental Plan, the Compensation Committee and Board of Directors reserved the right to increase or decrease the amount payable under the Supplemental Plan as they deemed appropriate under the circumstances.  The Supplemental Plan was discontinued in 2015, following the approval of the annual installments in respect of the 2014 Supplemental Plan year by the Board of Directors in February 2015.  All amounts approved by the Board prior to the discontinuance, have been paid on such dates as required by the Supplemental Plan.
The following table describes the installments previously paid to Mr. Turicchi under the Supplemental Plan.

			Installments paid under Supplemental Plan
Name	Determination Date	Total Bonus	February 20, 2012	March 5, 2013	March 5, 2014	March 5, 2015	February 26, 2016	March 3, 2017	March 12, 2018

Scott	1/31/2011	$93,750	$31,250	$31,250	$31,250	—	—	—	—
Turicchi	1/30/2012	$97,500	—	$32,500	$32,500	$32,500	—	—	—
	2/11/2013	$103,250	—	—	$34,417	$34,417	$34,416	—	—
	2/11/2014	$118,738	—	—	—	$39,580	$39,580	$39,578	—
	2/10/2015	$125,943	—	—	—	—	$41,981	$41,981	$41,981
j2 Global does not currently have any policy regarding the adjustment or recovery of awards under the bonus program in the event that the Company's financial statements are later restated or adjusted. In July 2015, in response to Congress' adoption of the Dodd Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the SEC proposed rules requiring that all public companies adopt a policy whereby, in the event of a restatement, the company will recover from current and former executives, for the three years preceding the restatement, any incentive-based compensation that would not have been awarded under the restated financial statements. The SEC has not yet adopted such rules. Upon their adoption, j2 Global will consider and adopt a policy that complies with the new requirements and, as necessary, enter into appropriate agreements with the employees covered by any such policy.
Long-Term Equity Incentive Compensation. Stock-based compensation awards, including stock options, restricted stock, stock appreciation rights, time-vesting restricted stock units and performance restricted share units, are designed to align the interests of executives and employees with the long-term interests of the stockholders. j2 Global approves stock-based compensation awards subject to vesting periods to retain executives and employees and encourage sustained contributions. To date, j2 Global has only awarded stock-based compensation in the form of stock options, restricted stock and restricted stock units because it believes that these forms of compensation are most likely to retain and incentivize the employees to improve stockholder value. In fiscal 2012, the Compensation Committee adopted a policy of making annual stock-based compensation awards to better align the Company's compensation practices with members of the Peer Group.

In general, the Compensation Committee determines the appropriate size of stock-based compensation awards by evaluating the relative importance of the contributions of each executive and the expected future value of each award over the vesting period. The Compensation Committee also takes into account from time to time information provided by third-party compensation surveys that provide market compensation data of similarly-situated executives at similar companies. This process is designed to achieve the proper balance between incentivizing and retaining the services of our executive officers and other key employees, while continuing to preserve stockholder value.
The Compensation Committee has a policy of having restricted stock granted to employees who are not senior executives vest ratably over the five-year vesting period, with awards vesting one-fifth on each of the first five anniversaries of the date of the award provided that the recipient is still employed by j2 Global at the applicable vesting date.  In fiscal 2015, the Company re-introduced the issuance of stock options, vesting ratably over five years and having an exercise price equal to the closing market price on the date of grant, to the President and Chief Financial Officer.  In fiscal 2018, the Company issued stock options vesting ratably over eight years and having an exercise price equal to the closing market price on the date of grant, to the Chief Executive Officer.
In fiscal 2016, the Compensation Committee adopted a policy whereby restricted stock issued to senior executive officers, including the named executive officers, vest with respect to (i) 50% of the restricted shares granted, ratably over the five-year vesting period, with awards vesting one-fifth on each of the first five anniversaries of the date of the award provided that the recipient is still employed by j2 Global at the applicable vesting date ("time vesting restricted shares"), and (ii) the remaining 50% of the restricted shares granted, with respect to one-fifth of such shares at each such time as j2 Common Stock remains at or above the following stock prices for at least 20 consecutive trading days: $75, $85, $95, $105 and $115 ("performance restricted shares"); provided that in the case of performance restricted shares (x) no such shares shall vest prior to the first anniversary of the date of grant, whether or not any stock price condition is satisfied prior to such time and (y) the recipient is still employed by j2 Global at the applicable vesting date.
In fiscal 2017, the Compensation Committee continued with its policy of issuing 50% time vesting restricted shares and 50% performance restricted shares.  However, with respect to the performance restricted shares, the Board changed (i) the stock price targets required to vest over the five-year vesting period to $100, $110, $120, $130 and $140, and (ii) the determination of such stock price target achievement requiring the maintenance of such stock price target for 20 out of 30 trading days in addition to requiring the average closing price for such 30 day period to equal or exceed such stock price target.
In fiscal 2018, the Compensation Committee continued with its policy of issuing 50% time vesting restricted shares and 50% performance restricted shares.  However, with respect to the performance restricted shares, the Board changed (i) the stock price targets required to vest over the five-year vesting period to $87.20, $95.05, $103.60, $112.93 and $123.09, and (ii) the determination of such stock price target achievement requiring the maintenance of such stock price target for 20 out of 30 trading days.
Mr. Shah was awarded an upfront long-term equity award, effective January 1, 2018 under the Company's 2015 Stock Option Plan (the "Plan") consisting of 400,000 stock options, 400,000 performance-based restricted shares, and 200,000 time-based restricted shares (the "Shah Equity Award")

to incentivize Mr. Shah during his tenure as Chief Executive Officer. The exercise price of the stock options is equal to $75.03, the fair market value of a share of Company common stock on January 1, 2018. The stock options and time-based restricted shares will vest in eight equal installments on each of the eight anniversaries of January 1, 2018 (the "Shah Grant Date"). The performance-based restricted share award will vest in one-eighth increments only if the Company's common stock price remains at or above the following eight stock prices for at least 20 trading days in any 30 consecutive trading day period and the average closing price for such 30 day period is equal to or exceeds such stock price threshold: $83.93, $93.88, $105.01, $117.47, $131.40, $146.98, $164.41 and $183.90; provided that no shares will vest before the second anniversary of the Shah Grant Date.  The stock price thresholds with respect to Mr. Shah's performance-based restricted shares are based on the compounded annual growth rate in the Company's common stock price from the date of its initial public offering until the Shah Grant Date, as applied to each of the eight successive stock price thresholds. The Shah Equity Award is otherwise subject to the terms and conditions of the Plan, and the individual award agreements thereunder corresponding to the awards.  The dollar value of the long-term equity incentive award for Mr. Shah is $43,250,000, or 5,406,250 per year over the eight year term (assuming a value for the stock option awards based on the grant date fair value of such awards and performance restricted shares based on the probable outcome of the performance conditions).
In fiscal 2018, the following stock-based compensation awards were made to the named executive officers (the "2018 Awards") (assuming a value for the stock option awards based on the grant date fair value of such awards and performance restricted shares based on the probable outcome of the performance conditions):
Name	Number of Stock Options	Dollar Value of Stock Options	Number of Shares of Restricted Stock with Performance-Based Vesting	Dollar Value of Shares of Restricted Stock with Performance-Based Vesting	Number of Shares of Restricted Stock with Time-Based Vesting	Dollar Value of Shares of Restricted Stock with Time-Based Vesting	Dollar Value of Long-Term Equity Incentive Award	Dollar Value of Long-Term Equity Incentive Award Over Term
Vivek Shah	400,000	$7,756,000	400,000	$20,488,000	200,000	$15,006,000	$43,250,000	$5,406,250
R. Scott Turicchi	—	—	18,268	$1,268,165	18,269	$1,500,068	$2,768,232	$553,646
Jeremy D. Rossen	—	—	4,421	$306,906	4,421	$363,008	$669,914	$133,983
Steve P. Dunn	—	—	3,148	$218,534	3,149	$258,564	$477,099	$95,420

Employee Stock Purchase Plan. j2 Global offers all of its employees, including j2 Global's executive officers, the opportunity to purchase j2 Global's common stock through a tax-qualified employee stock purchase plan ("ESPP"). Under the ESPP, eligible employees can withhold up to 15% of their earnings, up to certain maximums, to be used to purchase shares of j2 Global's common stock at certain plan-defined dates. The price of j2 Global common stock purchased under the ESPP for the offering periods is equal to 85% of the lesser of its fair market value at the beginning or the end of the offering period.
Other Compensation. j2 Global's executive officers are entitled to participate in j2 Global's health, vision, dental, life and disability insurance plans, j2 Global's innovation and patent award program and j2 Global's tax-qualified 401(k) plan, to the same extent as j2 Global's other employees. However, j2 Global provided certain additional benefits to executives.  j2 Global's innovation and patent award program provides monetary incentives for participants who submit patent ideas to the Company, or file patent applications with, or are granted patents by, the U.S. Patent and Trademark Office. Participants in the 401(k) plan are eligible to receive an annual company match up to $1,000, which vests over a three-year period.

Change in Control and Severance Arrangements. j2 Global has not provided change of control or severance arrangements to any of its executive officers, other than as set forth below.
 Our executive officers are eligible to receive benefits in the event their employment is terminated (1) following a change in control and (2) upon their retirement, disability or death. The amount of benefits will vary based on the reason for the termination.
In the event of a change of control of j2 Global, each option granted under the 2007 Stock Plan will become immediately exercisable in full and all outstanding restrictions on each share of restricted stock and each restricted stock unit awarded under these plans will immediately lapse in full, in each case unless the Board of Directors determines that the holder has been offered substantially identical replacement options, shares of restricted stock or restricted stock units, as the case may be, and a comparable position at the acquiring company. With respect to the 2015 Stock Plan, unless the Compensation Committee or Board of Directors determines otherwise at the time of grant, in the event a participant's employment is involuntarily terminated without cause or a participant resigns for good cause, in each case during the twenty-four month period following a change in control, each option granted under the 2015 Stock Plan will become immediately exercisable in full and all outstanding restrictions on each share of restricted stock, including time and performance based restrictions, and each restricted stock unit awarded under the 2015 Stock Plan will immediately lapse in full.  Moreover, the Compensation Committee or Board of Directors may provide for awards under the 2015 Stock Plan to be cancelled in exchange for a cash payment in connection with a change in control.
In the event that a participant's employment with the Company or its subsidiaries terminates as a result of his or her death, disability, retirement or if the participant dies during the three-month period after the termination of employment with the Company or its subsidiaries, and at the time of his or her death, disability or retirement, the participant was entitled to exercise an option granted to him or her, such option shall, unless the applicable option agreement provides otherwise, expire one year after the date of his or her death, but in no event later than the expiration date of the option.  During such one-year period the option may be exercised by the participant's executor or administrator or by any person or persons who shall have acquired the option directly from the participant by bequest or inheritance, but only to the extent that the participant was entitled to exercise the option at the date of his or her death and, to the extent the option is not so exercised, it shall expire and no longer be exercisable at the end of such one-year period. "Retirement" for purposes of the stock option agreement is defined as the termination of employment of the participant if (1) on the effective date of the termination of employment (the "Termination Date"), (i) the participant has reached the age of 65 on or before the Termination Date, and the Termination Date is not less than six (6) months following the date of the restricted stock agreement; or (ii) the participant has reached the age of 60 on or before the Termination Date and has completed not less than ten (10) years of service with the Company and/or its subsidiaries and (2) the participant has provided the Company with at least 12 months' advance written notice of his or her intention to retire and the participant remains continuously employed with the Company or its subsidiaries during such 12 month period.
In the event that a participant's employment with the Company or its subsidiaries terminates as a result of his or her death, retirement or permanent disability, then (1) all outstanding restrictions on each time vesting restricted share shall lapse on the later of (i) the date of such event, or (ii) the first anniversary of the date of the restricted stock agreement related thereto and (2) the continued employment conditions shall lapse on the performance vesting restricted shares and the performance vesting restricted shares shall be eligible to meet the stock price performance conditions during the 36 months following the termination of employment (after which any unvested performance vesting restricted shares will be forfeited), provided that (x) such 36 month period is subject to and shall not extend the expiration date of the performance vesting restricted shares, and (y) no restrictions on performance vesting restricted shares shall lapse prior to the date that is the one year anniversary of the date of the restricted stock agreement related thereto.  "Retirement" for purposes of the restricted stock agreement is defined as the termination of employment of the participant if (1) on the effective date of the termination of employment (the "Termination Date"), (i) the participant has reached the age of 65 on or before the Termination Date, and the Termination Date is not less than six (6) months following the date of the restricted stock agreement; or (ii) the participant has reached the age of 60 on or before the Termination Date and has completed not less than ten (10) years of service with the Company and/or its subsidiaries and (2) the participant has provided the Company with at least 12 months' advance written notice of his or her intention to retire and the participant remains continuously employed with the Company or its subsidiaries during such 12 month period.
Stock Ownership Guidelines
We have had stock ownership guidelines for our named executive officers and other executives since 2016.  The targeted stock ownership requirements were established as a multiple of base salary.  For Mr. Shah, the targeted stock ownership level is five times base salary.  For Mr. Turicchi, the targeted stock ownership level is four times base salary.  For Messrs. Rossen and Dunn, the targeted stock ownership level is three times base salary.  Each individual subject to our stock ownership guidelines has five years from the date their target level was established to meet the guidelines.

Prohibition on Hedging and Pledging Transactions
The Board of Directors has adopted an anti-hedging and anti-pledging policy that prohibits officers and directors from engaging in transactions that would allow such officer or director to continue to own the Company's common stock without taking on the full risks and rewards of stock ownership. The Board of Directors believes that when such transactions occur, those directors or officers engaged in any such transactions may no longer have the same objectives as the Company's other stockholders under such circumstances and, therefore, the Company's insider trading policies prohibit the Company's employees and directors from (i) purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company's common stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds; (ii) engaging in short sales related to the Company's common stock; (iii) placing standing orders; (iv) maintaining margin accounts; and (v) pledging the Company's securities as collateral for a loan.

Summary
After its review of all existing programs, consideration of current market and competitive conditions and alignment with j2 Global's overall compensation objectives and philosophy, the Compensation Committee believes that the total compensation program for j2 Global's executive officers is focused on increasing value for stockholders and enhancing j2 Global's performance. The Compensation Committee currently believes that, although it does not target a specific percentage as being incentive compensation, a significant portion of compensation of executive officers is properly tied to stock appreciation or stockholder value through stock-based compensation awards and annual cash incentive bonus measures. j2 Global's Compensation Committee believes that its executive compensation levels are competitive with the compensation programs offered by other corporations with which it competes for executive talent.
Notwithstanding anything to the contrary set forth in any of j2 Global's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be "Soliciting Material," is not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.
COMPENSATION COMMITTEE REPORT
Management of j2 Global has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Compensation Committee of the Board of Directors has reviewed and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for j2 Global's 2019 Annual Meeting of Stockholders.

Submitted by the Compensation Committee of the Board of Directors,

Douglas Y. Bech
Robert J. Cresci
 Sarah Fay
Stephen Ross

PAY RATIO DISCLOSURE
Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee's annual total compensation to the annual total compensation of the principal executive officer (‟PEO"). The Company's PEO for 2018 is Mr. Shah. Set forth below is our median employee's annual total compensation (excluding Mr. Shah), Mr. Shah's annual total compensation and the ratio of these amounts:
Median Employee annual total compensation (excluding our PEO): $79,824
Mr. Shah, our PEO, annual total compensation: $45,062,153
Ratio of PEO to Median Employee Compensation: 564.52:1.0
Alternative CEO Pay Ratio Annualizing the Shah Equity Award
As discussed under Compensation Discussion & Analysis, "Components of Our Executive Compensation Program – Long-Term Equity Incentive Compensation," in connection with his promotion to Chief Executive Officer of the Company, Mr. Shah was awarded the Shah Equity Award as an up-front long-term equity award to incentivize Mr. Shah during his tenure as Chief Executive Officer.  The Shah Equity Award is comprised of stock options and time-vesting restricted stock that vest ratably over eight years and performance-vesting restricted stock that vests in 1/8 increments based on specified stock price targets of the Company's common stock.  The annualized dollar value of the Shah Equity Award over eight years is $5,406,250.
If the CEO Pay Ratio is calculated using the annualized amount of the Shah Equity Award for purposes of Mr. Shah's long-term equity incentive compensation for 2018, the alternative CEO Pay Ratio is as follows:
Median Employee annual total compensation (excluding our PEO): $79,824
Mr. Shah, our PEO, annual total compensation: $7,218,403
Ratio of PEO to Median Employee Compensation: 90.43:1.0
The alternative CEO Pay Ratio presented above is not a substitute for the CEO Pay Ratio but we believe that it is helpful in fully evaluating the ratio of Mr. Shah's annual total compensation to that of our median employee.
Background
As of December 31, 2018, the Company employed 2,589 persons for some or all of the year.  In determining the median employee, the Company prepared a listing of all employees as of December 31, 2018 on an anonymous basis and included all income that was reportable to the applicable taxing authority in the jurisdiction in which each such employee was employed.  For example, in the United States, the Company used each employee's income reflected on Form W-2. For those employed less than the full year, the Company has annualized the employees' compensation.  We selected the median amount from this list. The Company then determined the annual total compensation of the median employee using the same methodology used in determining the PEO's annual total compensation as provided in the 2018 Summary Compensation Table below.

The pay ratio (without the annualized Shah Equity Award) is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION RISK
The Compensation Committee has reviewed the Company's compensation policies and practices for all employees, including executive and non-executive officers, and determined that j2 Global's compensation programs do not give rise to risks reasonably likely to have a material adverse effect on the Company. The Committee noted several design features of j2 Global's cash and equity incentive programs for all executive officers in particular that reduce the likelihood of excessive risk-taking and instead encourage behaviors that support sustainable value creation:
•	The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics (earnings and total stockholder return);
•	There is a significant weighting towards long-term incentive compensation that discourages short-term risk taking;
•	Goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation; and
•	The maximum funding level of the Senior Management Bonus Program was capped at 185% of target for 2018, and will be capped at 185% of target for 2019.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Bech, Cresci and Ross, and Ms. Fay served on the Compensation Committee during 2018. j2 Global has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported pursuant to applicable SEC rules. No member of the Compensation Committee has ever been an officer or employee of j2 Global.

2018 Summary Compensation Table
The table below summarizes the total compensation earned by each of the named executive officers in 2016, 2017 and 2018.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vivek Shah Chief Executive Officer	2018	$1,000,000	—	$35,494,000	$7,756,000	$783,000	—	$29,153	$45,062,153
	2017	$661,932	—	$2,195,130	—	$164,299	—	$25,892	$3,047,253
	2016	$491,667	—	$1,700,904	—	$614,000	—	$22,615	$2,829,186

Scott Turicchi President and Chief Financial Officer	2018	$715,559	—	$2,768,232	—	$664,250	—	$32,673	$4,180,714
	2017	$636,667	—	$2,239,894	—	$474,500	—	$23,466	$3,374,527
	2016	$578,333	—	$1,913,541	—	$605,000	—	$21,804	$3,118,678

Jeremy D. Rossen Vice President, General Counsel and Secretary	2018	$417,347	—	$669,914	—	$184,005	—	$29,978	$1,301,244
	2017	$393,333	—	$604,796	—	$185,000	—	$23,125	$1,206,254
	2016	$363,333	—	$471,974	—	$210,000	—	$21,804	$1,067,111

Steve P. Dunn Chief Accounting Officer	2018	$299,260	—	$477,099	—	$129,195	—	$16,502	$922,056
	2017	$281,667	—	$425,579	—	$136,000	—	$15,213	$858,459
	2016	$258,500	—	$338,489	—	$136,000	—	$15,089	$748,078
_______________________
(1)	Amounts reported in this column represent compensation earned in the year in which they were reported and were paid in the following fiscal year.
(2)
These amounts represent the grant date fair value under ASC 718 for restricted stock awards granted and report a grant date value for the performance restricted shares based upon the probable outcome of the performance conditions. The ASC 718 value as of the grant date for stock awards is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amount will ever be realized. Assumptions used in the calculation of these amounts for awards granted are included in Note 14, "Stock Options and Employee Stock Purchase Plan" to the audited financial statements for the fiscal year ended December 31, 2018, included in j2 Global's Annual Report on Form 10-K filed with the SEC on March 1, 2019. Assuming the achievement of all performance conditions, the value of the 2018 performance restricted shares at the grant date would be: $30,012,000 for Mr. Shah; $1,499,985 for Mr. Turicchi; $363,008 for Mr. Rossen; and $258,482 for Mr. Dunn.  The value of the 2017 performance restricted shares reported last year was based on the achievement of all performance conditions and has been revised in the table above to report the value at the grant date based upon the probable outcome of the performance conditions.  Assuming the achievement of all performance conditions, the value of the 2017 performance restricted shares at the grant date would be: $1,224,960 for Mr. Shah; $1,249,941 for Mr. Turicchi; $337,511 for Mr. Rossen; and $237,498 for Mr. Dunn.  Assuming the achievement of all performance conditions, the value of the 2016 performance restricted shares at the grant date would be: $999,987 for Mr. Shah; $1,124,962 for Mr. Turicchi; $277,480 for Mr. Rossen; and $198,965 for Mr. Dunn.

(3)
These amounts represent the grant date fair value under ASC 718 for stock option awards granted. The ASC 718 value as of the grant date for stock option awards is spread over the vesting period. There can be no assurance that the ASC 718 amount will ever be realized.  Assumptions used in the calculation of these amounts for stock options granted in 2015 are included in Note 14 "Stock Options and Employee Stock Purchase Plan" to the audited financial statements for the fiscal year ended December 31, 2018, included in j2 Global's Annual Report on Form 10-K filed with the SEC on March 1, 2019.

2018 All Other Compensation
The following table and related footnotes describe each component of the column entitled "All Other Compensation" in the Summary Compensation Table.
Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments/ Accruals(8) ($)	Change in Control Payments / Accruals ($)	Other	Total ($)
Vivek Shah	2018	—	—	$21,700(1)	$7,453	—	—	—	$29,153
	2017	—	—	$17,413(2)	$8,479	—	—	—	$25,892
	2016	—	—	$14,786(3)	$7,829	—	—	—	$22,615

R. Scott Turicchi	2018	—	—	$31,173(4)	$1,500	—	—	—	$32,673
	2017	—	—	$22,466(5)	$1,000	—	—	—	$23,466
	2016	—	—	$21,304(6)	$500	—	—	—	$21,804

Jeremy D. Rossen	2018	—	—	$28,478(7)	$1,500	—	—	—	$29,978
	2017	—	—	$22,125(8)	$1,000	—	—	—	$23,125
	2016	—	—	$21,304(6)	$500	—	—	—	$21,804

Steve P. Dunn	2018	—	—	$15,002(9)	$1,500	—	—	—	$16,502
	2017	—	—	$14,213(10)	$1,000	—	—	—	$15,213
	2016	—	—	$14,589(11)	$500	—	—	—	$15,089
________________
(1)
Consists of $20,400 in medical, dental and vision insurance premium contributions, $490 in short term and long term disability insurance premium contributions and $810 in life insurance premium contributions for $500,000 in life insurance benefits.

(2)
Consists of $16,537 in medical, dental and vision insurance premium contributions, $450 in short term and long term disability premium insurance contributions and $426 in life insurance premium contributions for $500,000 in life insurance benefits.

(3)
Consists of $13,965 in medical, dental and vision insurance premium contributions and $450 in short term and long term disability premium insurance contributions, $57 in Section 125 contributions and $314 in life insurance premium contributions for $500,000 in life insurance benefits.

(4)
Consists of $28,304 in medical, dental and vision insurance premium contributions, $2,600 in Section 125 contributions and $269 in life insurance premium contributions for $25,000 in life insurance benefits.

(5)	Consists of $22,430 in medical, dental and vision insurance premium contributions and $36 in life insurance premium contributions for $25,000 in life insurance benefits.
(6)	Consists of $21,253 in medical, dental and vision insurance premium contributions and $51 in life insurance premium contributions for $25,000 in life insurance benefits.
(7)	Consists of $28,388 in medical, dental and vision insurance premium contributions and $90 in life insurance premium contributions for $25,000 in life insurance benefits.
(8)	Consists of $22,089 in medical, dental and vision insurance premium contributions and $36 in life insurance premium contributions for $25,000 in life insurance benefits.
(9)	Consists of $14,912 in medical, dental and vision insurance premium contributions and $90 in life insurance premium contributions for $25,000 in life insurance benefits.
(10)	Consists of $14,177 in medical, dental and vision insurance premium contributions and $36 in life insurance premium contributions for $25,000 in life insurance benefits.
(11)	Consists of $14,538 in medical, dental and vision insurance premium contributions and $51 in life insurance premium contributions for $25,000 in life insurance benefits.

2018 Grants of Plan-Based Awards Table
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold(1) ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Vivek Shah	5/4/2018(2)	—	1,000,000	1,850,000	—	—	—	—	—	—	—
	1/1/2018	—	—	—	—	—	—	600,000(3)	400,000(4)	75.03	43,250,000

R. Scott Turicchi	5/4/2018(2)	—	750,000	1,387,500	—	—	—	—	—	—	—
	5/4/2018	—	—	—	—	—	—	36,537(5)	—	—	2,768,232

Jeremy D. Rossen	5/4/2018(2)	—	235,000	434,750	—	—	—	—	—	—	—
	5/4/2018	—	—	—	—	—	—	8,842(5)	—	—	669,914

Steve P. Dunn	5/4/2018(2)	—	165,000	305,250	—	—	—	—	—	—	—
	5/4/2018	—	—	—	—	—	—	6,297(5)	—	—	477,099
________________
(1)
The 2018 Senior Management Bonus Plan was only funded if at least a minimum of 90% of the 2018 Target was achieved, as more fully described in the "Compensation Discussion and Analysis – Incentive Cash Compensation" above. If less than 90% of the 2018 Target was achieved, the bonus pool would not have been funded at all and the named executive officers would not have received any bonus under the 2018 Senior Management Bonus Plan.

(2)
These amounts were calculated based on each named executive officer's contribution to the bonus pool under the Senior Management Bonus Plan. Although these amounts serve as a baseline for individual bonus awards, individual bonuses are granted at the discretion of the Compensation Committee in accordance with the methodology outlined under "Compensation Discussion and Analysis – Incentive Cash Compensation" above.

(3)
200,000 shares of this restricted stock award vest in eight equal installments on each anniversary of the grant date, of which, the first installment vested on January 1, 2019, and the following installments vesting annually thereafter, provided that Mr. Shah is still employed by j2 Global at the applicable vesting date; and 400,000 shares of this stock award vest with respect to one-eighth of such shares at each such time as j2 Common Stock remains at or above the following stock prices for at least 20 trading days in any 30 consecutive trading day period: $83.93, $93.88, $105.01, $117.47, $131.40, $146.98, $164.41 and $183.90; provided that (a) no such shares shall vest prior to the second anniversary of the date of grant and (b) Mr. Shah is still employed by j2 Global at the applicable vesting date.

(4)	This option vests and becomes exercisable in eight equal annual installments, with the first installment vesting on January 1, 2019.

(5)
50% of this restricted stock award vests in five equal installments on each anniversary of the grant date, with the first installment vesting on May 4, 2018, provided that the recipient is still employed by j2 Global at the applicable vesting date, and 50% of this stock award vests with respect to one-fifth of such shares at each such time as j2 Common Stock remains at or above the following stock prices for at least 20 trading days in any 30 consecutive trading day period: $$87.20, $95.05, $103.60, $112.93 and $123.09, provided, with respect to this second 50% that (a) no such shares shall vest prior to the first anniversary of the date of grant and (b) the recipient is still employed by j2 Global at the applicable vesting date.

Outstanding Equity Awards at Fiscal Year-End 2018
The following table provides information on the holdings of stock options and restricted stock by the named executive officers at December 31, 2018.
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable

Vivek	—	400,000	—	75.03	1/1/2028	(2)	643,016	(5)	$44,612,450	—	—
Shah

R. Scott	20,000	—	—	$17.19	3/5/2019	(3)	98,834	(6)	$6,857,103	—	—
Turicchi	13,800	9,200	—	$67.35	5/6/2025	(4)

Jeremy D.	—	—	—	—	—		28,732	(7)	$1,993,426	—	—
Rossen

Steve P. Dunn	—	—	—	—	—		18,416	(8)	$1,277,702	—	—
________________
(1)
The market value is determined by multiplying the number of shares by $69.38, the closing trading price of j2 Global common stock on the Nasdaq Global Select Market on December 29, 2018, the last trading day of the fiscal year.

(2)
The option was granted on January 1, 2018. The option vests and becomes exercisable in eight equal annual installments. The first installment vested on January 1, 2019. The option becomes fully vested on January 1, 2026.

(3)	The option was granted on March 5, 2009. The option vested and became exercisable in five equal annual installments, with the option becoming fully vested on March 5, 2014.
(4)
The option was granted on May 6, 2015. The option vests and becomes exercisable in five equal annual installments. The first installment vested on May 6, 2016. The option becomes fully vested on May 6, 2020.

(5)
Consists of the unvested restricted stock with respect to the following restricted stock awards: (a) 15,691 restricted shares of j2 Global common stock granted on May 9, 2016 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 9, 2017; (b) 15,691 restricted shares of j2 Global common stock granted on May 9, 2016 that have vesting conditions based on specified stock price targets of the Company's common stock; (c) 13,437 restricted shares of j2 Global common stock granted on May 4, 2017 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 4, 2018; (d) 13,436 restricted shares of j2 Global common stock granted on May 4, 2017 that have vesting conditions based on specified stock price targets of the Company's common stock; (e) 200,000 restricted shares of j2 Global common stock granted on January 1, 2018 that vest in eight equal annual installments on each anniversary of the grant date, beginning on January 1, 2019; and (f) 400,000 restricted shares of j2 Global common stock granted on January 1, 2018 that have vesting conditions based on specified stock price targets of the Company's common stock.

(6)
Consists of the unvested restricted stock with respect to the following restricted stock awards: (a) 31,580 restricted shares of j2 Global common stock granted on May 6, 2014 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 6, 2015; (b) 25,291 restricted shares of j2 Global common stock granted on May 5, 2015 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 5, 2016; (c) 17,653 restricted shares of j2 Global common stock granted on May 9, 2016 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 9, 2017; (d) 17,652 restricted shares of j2 Global common stock granted on May 9, 2016 that have vesting conditions based on specified stock price targets of the Company's common stock; (e) 13,711 restricted shares of j2 Global common stock granted on May 4, 2017 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 4, 2018; (f) 13,710 restricted shares of j2 Global common stock granted on May 4, 2017 that have vesting conditions based on specified stock price targets of the Company's common stock; (g) 18,269 restricted shares of j2 Global common stock granted on May 3, 2018 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 3, 2019; (h) 18,268 restricted shares of j2 Global common stock granted on May 3, 2018 that have vesting conditions based on specified stock price targets of the Company's common stock.

(7)
Consists of the unvested restricted stock with respect to the following restricted stock awards: (a) 20,000 restricted shares of j2 Global common stock granted on August 3, 2015 that vest in five equal annual installments on each anniversary of the grant date, beginning on August 3, 2016; (b) 4,354 restricted shares of j2 Global common stock granted on May 9, 2016 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 9, 2017; (c) 4,354 restricted shares of j2 Global common stock granted on May 9, 2016 that have vesting conditions based on specified stock price targets of the Company's common stock; (d) 3,702 restricted shares of j2 Global common stock granted on May 4, 2017 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 4, 2018; (e) 3,702 restricted shares of j2 Global common stock granted on May 4, 2017 that have vesting conditions based on specified stock price targets of the Company's common stock; (f) 4,421 restricted shares of j2 Global common stock granted on May 3, 2018 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 3, 2019; (g) 4,421 restricted shares of j2 Global common stock granted on May 3, 2018 that have vesting conditions based on specified stock price targets of the Company's common stock.

(8)
Consists of the unvested restricted stock with respect to the following restricted stock awards: (a) 7,402 restricted shares of j2 Global common stock granted on May 6, 2014 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 6, 2015; (b) 5,500 restricted shares of j2 Global common stock granted on May 5, 2015 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 5, 2016; (c) 3,123 restricted shares of j2 Global common stock granted on May 9, 2016 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 9, 2017; (d) 3,122 restricted shares of j2 Global common stock granted on May 9, 2016 that have vesting conditions based on specified stock price targets of the Company's common stock; (e) 2,605 restricted shares of j2 Global common stock granted on May 4, 2017 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 4, 2018; (f) 2,605 restricted shares of j2 Global common stock granted on May 4, 2017 that have vesting conditions based on specified stock price targets of the Company's common stock; (g) 3,149 restricted shares of j2 Global common stock granted on May 3, 2018 that vest in five equal annual installments on each anniversary of the grant date, beginning on May 3, 2019; (h) 3,148 restricted shares of j2 Global common stock granted on May 3, 2018 that have vesting conditions based on specified stock price targets of the Company's common stock.

Option Exercises and Stock Vested in 2018
The following table sets forth certain information with respect to stock options exercised and vested stock awards by j2 Global's executive officers during the fiscal year ended December 31, 2018.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Vivek Shah	—	—	8,963	$770,778

R. Scott Turicchi	—	—	27,215	$2,347,650

Jeremy D. Rossen	—	—	6,482	$551,492

Steve P. Dunn	—	—	5,811	$501,448

Equity Compensation Plan Information
The following table provides information as of December 31, 2018, regarding shares outstanding and available for issuance under j2 Global's existing stock option plans:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	298,577(1)	$32.15	3,860,697(2)
Equity compensation plans not approved by security holders	—	—	—
________________
(1)	Consists of shares issued upon exercise of stock options under the 2015 Stock Plan and the 2007 Stock Plan.
(2)
Of these, as of December 31, 2018, 2,270,716 shares remained available for grant under the 2015 Stock Plan and 1,589,981 shares remained available for grant under the 2001 Employee Stock Purchase Plan. Upon the adoption of the 2015 Stock Plan, the Board of Directors adopted a resolution providing that no further stock-based awards shall be granted under the 2007 Stock Plan.

Potential Post-Employment Payments
Our executive officers are eligible to receive benefits in the event their employment is terminated (1) following a change in control and (2) upon their retirement, disability or death. The amount of benefits will vary based on the reason for the termination.
The following sections present calculations as of December 31, 2018 of the estimated benefits our executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.
Payments Upon Termination or Change in Control
j2 Global has not provided change of control or severance arrangements to any of its executive officers, except as provided below.
In the event of a change of control of j2 Global, each option granted under the 2007 Stock Plan will become immediately vested and exercisable in full and all outstanding restrictions on each share of restricted stock and each restricted stock unit shall immediately be canceled in full unless the Board of Directors determines that the holder has been offered substantially identical replacement options, replacement shares of restricted stock or replacement restricted stock units, as the case may be, and a comparable position at the acquiring company. With respect to the 2015 Stock Plan, unless the Compensation Committee or Board of Directors determines otherwise at the time of grant, in the event a participant's employment is involuntarily terminated without cause or a participant resigns for good reason, in each case during the twenty-four month period following a change in control, each option granted under the 2015 Stock Plan will become immediately exercisable in full and all outstanding restrictions on each share of restricted stock, including time and performance based restrictions, and each restricted stock unit awarded under the 2015 Stock Plan will immediately lapse in full.  Moreover, the Compensation Committee or Board of Directors may provide for awards under the 2015 Stock Plan to be cancelled in exchange for a cash payment in connection with a change in control.
As of December 31, 2018, the named executive officers would have realized the following gains from the acceleration of unvested stock options, measured by the difference between the closing price of j2 Global common stock on the Nasdaq Global Select Market on December 31, 2018, or $69.38, and the option grant price, multiplied by the number of options that remain subject to vesting: Vivek Shah – $0; R. Scott Turicchi – $18,676.
In addition, the named executive officers would have realized the following gains from the acceleration of unvested restricted stock, measured by multiplying the number of unvested restricted shares by the closing price of j2 Global common stock on the Nasdaq Global Select Market on December 31, 2018, or $69.38: Vivek Shah – $44,612,450; R. Scott Turicchi – $6,857,103; Jeremy D. Rossen – $1,993,426; and Steve P. Dunn – $1,277,702.
Payments Upon Death, Disability or Retirement
In the event that a participant's employment with the Company or its subsidiaries terminates as a result of his or her death, disability, retirement or if the participant dies during the three-month period after the termination of employment with the Company or its subsidiaries, and at the time of his or her death, disability or retirement, the participant was entitled to exercise an option granted to him or her, such option shall, unless the applicable option agreement provides otherwise, expire one year after the date of his or her death, but in no event later than the expiration date of the option.  During such one-year period the option may be exercised by the participant's executor or administrator or by any person or persons who shall have acquired the option directly from the participant by bequest or inheritance, but only to the extent that the participant was entitled to exercise the option at the date of his or her death and, to the extent the option is not so exercised, it shall expire and no longer be exercisable at the end of such one-year period. "Retirement" for purposes of the stock option agreement is defined as the termination of employment of the participant if (1) on the effective date of the termination of employment (the "Termination Date"), (i) the participant has reached the age of 65 on or before the Termination Date, and the Termination Date is not less than six (6) months following the date of the restricted stock agreement; or (ii) the participant has reached the age of 60 on or before the Termination Date and has completed not less than ten (10) years of service with the Company and/or its subsidiaries and (2) the participant has provided the Company with at least 12 months' advance written notice of his or her intention to retire and the participant remains continuously employed with the Company or its subsidiaries during such 12 month period.
In the event that a participant's employment with the Company or its subsidiaries terminates as a result of his or her death, retirement or permanent disability, then (1) all outstanding restrictions on each time vesting restricted share shall lapse on the later of (i) the date of such event, or (ii) the first anniversary of the date of the restricted stock agreement related thereto and (2) the continued employment conditions shall lapse on the performance vesting restricted shares and the performance vesting restricted shares shall be eligible to meet the stock price performance conditions during the 36 months following the termination of employment (after which any unvested performance vesting restricted shares will be forfeited), provided that (x) such 36 month period is subject to and shall not extend the expiration date of the performance vesting restricted shares, and (y) no restrictions on performance vesting restricted shares shall lapse prior to the date that is the one year anniversary of the date of the restricted stock agreement related thereto.  "Retirement" for purposes of the restricted stock agreement is defined as the termination of employment of the participant if (1) on the effective date of the termination of employment (the "Termination Date"), (i) the participant has reached the age of 65 on or before the Termination Date, and the Termination Date is not less than six (6) months following the date of the restricted stock agreement; or (ii) the participant has reached the age of 60 on or before the Termination Date and has completed not less than ten (10) years of service with the Company and/or its subsidiaries and (2) the participant has provided the Company with at least 12 months' advance written notice of his or her intention to retire and the participant remains continuously employed with the Company or its subsidiaries during such 12 month period.
As of December 31, 2018, upon the named executive officer's death, retirement or permanent disability, each of the named executive officers would have realized the following gains from the acceleration of unvested time vesting restricted stock, measured by multiplying the number of unvested time vesting restricted shares subject to acceleration by the closing price of j2 Global common stock on the Nasdaq Global Select Market on December 31, 2018, or $69.38: Vivek Shah – $1,399,048; R. Scott Turicchi – $2,636,093; Jeremy D. Rossen – $941,834; and Steve P. Dunn – $530,063. These amounts do not include time vesting restricted shares granted to each of the named executive officers in 2018, which restricted shares would vest on the one year anniversary of the grant date.  The named executive officers' performance vesting restricted stock will remain outstanding and eligible to vest as described in the immediately preceding paragraph.

Notwithstanding anything to the contrary set forth in any of j2 Global's filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be deemed to be "Soliciting Material," is not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

AUDIT COMMITTEE REPORT
j2 Global's management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. BDO, j2 Global's independent auditor for 2018, was responsible for expressing opinions on the conformity of j2 Global's 2018 audited financial statements with generally accepted accounting principles and on the effectiveness of j2 Global's internal control over financial reporting as of December 31, 2018. The Audit Committee reviewed j2 Global's financial reporting process on behalf of the Board of Directors. As part of this review for fiscal 2018, the Audit Committee met privately with BDO and j2 Global's internal auditors to discuss the Company's financial statements and disclosures, accounting policies and their application, internal controls over financial reporting, and other matters of importance to the Audit Committee, BDO or the internal auditors.
In this context, the Audit Committee reviewed and discussed with management and BDO the audited financial statements for the year ended December 31, 2018, j2 Global's internal control over financial reporting and BDO's evaluation of j2 Global's internal control over financial reporting. The Audit Committee discussed with BDO the matters required to be discussed by Auditing Standard No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO's communications with the Audit Committee concerning independence, and has discussed with BDO that firm's independence. The Audit Committee concluded that BDO's provision of audit and non-audit services to j2 Global and its affiliates through December 31, 2018, was compatible with BDO's independence.
Based on the considerations referred to above, the Audit Committee recommended to j2 Global's Board of Directors that the audited financial statements for the fiscal year ended December 31, 2018, be included in j2 Global's Annual Report on Form 10-K for 2018.
Submitted by the Audit Committee of
 j2 Global's Board of Directors,
W. Brian Kretzmer, Chairman
Jonathan F. Miller
Stephen Ross

INFORMATION ABOUT j2 GLOBAL'S AUDITORS
Audit Fees
The fees billed to j2 Global by BDO for services rendered relating to fiscal 2018 and 2017 are set forth below.
	2018	2017
Audit Fees(a)	$3,453,151	$2,770,827
Audit-Related Fees(b)	$121,296	$145,990
Tax Fees(c)	$206,841	$143,142
All Other Fees(d)	$0	$2,885
Total	$3,781,289	$3,062,842
________________
(a)
Audit Fees included amounts billed or to be billed for professional services rendered for the audit of j2 Global's annual financial statements, the review of j2 Global's financial statements included in j2 Global's quarterly reports, and the audits of j2 Global's internal control over financial reporting, statutory and subsidiary audits, the review of documents filed with the SEC and certain accounting consultations in connection with the audits.

(b)	Audit-Related Fees included amounts billed for audits in respect of our international subsidiaries.
(c)
Tax Fees consisted principally of professional services rendered for tax compliance and tax planning and advice including assistance with tax audits and appeals and tax advice related to mergers and acquisitions.

(d)	All Other Fees included amounts billed for services other than the services reported in audit, audit-related and tax fees.
Availability of Representatives of Independent Accountant at the Annual Meeting
Representatives of BDO are expected to be present at the Annual Meeting, and will have the opportunity to make a statement at the meeting if they desire to do so. In addition, they are expected to be available at the meeting to respond to appropriate questions.
Pre-Approval Procedure for Services
The Audit Committee pre-approves all audit and non-audit services. Requests for the independent auditors to provide any services to j2 Global must be submitted to the Audit Committee by both the independent auditors and the Chief Financial Officer and must be pre-approved. The Audit Committee may delegate pre-approval authority to one or more of its members.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
j2 Global has adopted a written policy requiring disclosure by certain employees, including all executive officers, of all transactions involving j2 Global, if the employee or a family member, significant other, employer or close associate will receive a benefit or gain. All such transactions are reviewed by the Chief Executive Officer and/or President and/or the Board of Directors, as appropriate. The employee with an interest in the transaction may be asked to recuse himself or herself from any discussion and/or final decision relating to the transaction and/or any oversight of any ongoing relationship associated with such transaction.
Any proposed transactions requiring disclosure as discussed above may only proceed or continue if j2 Global determines that it will realize at least the same business advantage from the transaction as it would from operating at arms-length with any third party or, alternatively, that the transaction does not represent an actual conflict of interest.
In addition, j2 Global's Board of Directors has a policy that all transactions between a Board member or family member of a Board member and j2 Global be approved by a majority of members of the Board of Directors with the interested Board member recusing himself from such vote.
In addition, the j2 Global Board of Directors has adopted a written policy governing the approval of Related-Party Transactions (the "RPT Policy"). "Related-Party Transactions" include any transaction or relationship directly or indirectly involving a director or director nominee, executive officer, a 5% stockholder of the Company or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K. Such transactions do not include, however, indemnification payments, ordinary course business expenses or reimbursements or compensation paid to directors and executive officers for their services as directors and executive officers.

The RPT Policy prohibits all Related-Party Transactions unless they are approved or ratified by the Corporate Governance and Nominating Committee. If a transaction or relationship constitutes a Related-Party Transaction, the Committee will then review the transaction or relationship to determine whether to approve or ratify the transaction. In making its determination, the Committee considers several factors including, but not limited to:

•	whether the terms of the Related-Party Transaction are fair to j2 Global and on the same basis as would apply if the transaction did not involve a related party;
•	whether j2 Global has business reasons to enter into the transaction or relationship;
•	whether the transaction or relationship will impair the independence of an outside director;
•
the materiality of the transaction or relationship, taking into account the importance of the interest to the related party, the dollar amount involved and the significance of the transaction to j2 Global and its investors in light of all the circumstances;

•	whether the transaction or relationship raises any disclosure or reputational issues; and
•	whether the transaction or relationship presents an improper conflict of interest for any director or executive officer of j2 Global.

On September 25, 2017, the Board of Directors authorized the Company to enter into a commitment to invest $200 million in an investment fund (the "Fund"). The manager, OCV Management, LLC ("OCV"), and general partner of the Fund are entities with respect to which Mr. Ressler, Chairman of the Board of Directors, is indirectly the majority equity holder. In addition, Mr. Zucker, who resigned from the position of Chief Executive Officer of the Company effective December 31, 2017 and who serves as an advisor to the Company through December 31, 2018 pursuant to the Letter Agreement described above, has become a co-managing principal of OCV and a significant equity holder. As a limited partner in the Fund, the Company will pay an annual management fee to the manager equal to 2.0% (reduced by 10% each year beginning with the sixth year) of capital commitments. In addition, subject to the terms and conditions of the Fund's limited partnership agreement, once the Company has received distributions equal to its invested capital, the Fund's general partner would be entitled to a carried interest equal to 20%. The Fund has a six year investment period, subject to certain exceptions. The commitment was approved by the Audit Committee of the Board in accordance with the RPT Policy.  In 2018, the Company received six capital call notices from the management of OCV for approximately $36.8 million, inclusive of certain management fees.
DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING
Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in j2 Global's proxy statement and form of proxy. The date by which stockholder proposals must be received by j2 Global so that they may be considered for inclusion in the proxy statement and form of proxy for j2 Global's 2020 Annual Meeting of Stockholders is November 23, 2019 (or if the date of the next j2 Global annual meeting of stockholders is changed by more than 30 days from the date of the Annual Meeting, a reasonable time before j2 Global begins to print and mail its proxy materials). Assuming j2 Global holds the 2020 Annual Meeting of Stockholders on the anniversary of the Annual Meeting, stockholder proposals which a stockholder does not seek to include in the proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by j2 Global no earlier than February 3, 2020, and no later than March 4, 2020 (unless there are fewer than 70 days between the date the next annual meeting is announced and the date it is held, in which case such advance notice must be given not more than 10 days after the date of the announcement).
Notice of a stockholder's intent to nominate candidates for election as directors must be submitted within the deadline for submission of stockholder proposals. Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to j2 Global, Inc. at its principal executive offices at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028.
COST OF ANNUAL MEETING AND PROXY SOLICITATION
j2 Global is paying the expenses of this solicitation. j2 Global also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, the directors, officers and employees may solicit proxies in person or by telephone, fax, email or similar means.
HOUSEHOLDING
As permitted by the Exchange Act, only one copy of this proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, is being delivered to stockholders residing at the same address, unless such stockholders have notified j2 Global of their desire to receive multiple copies of the proxy statement or Notice of Internet Availability of Proxy Materials, as applicable.

j2 Global will promptly deliver, upon oral or written request, a separate copy of the proxy statement or Notice of Internet Availability of Proxy Materials, or annual reports, proxy statements or Notices of Internet Availability of Proxy Materials in the future, to any stockholder residing at an address to which only one copy was mailed. Additionally, stockholders sharing an address may request delivery of a single copy of annual reports, proxy statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of such documents. All such requests should be directed to j2 Global's Secretary, 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, (323) 860-9200.
OTHER MATTERS
The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.
It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or, for stockholders who own j2 Global stock through a bank or broker that provides for voting by telephone or over the Internet, submit voting instructions by telephone or the Internet.
The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,
Richard S. Ressler
Chairman of the Board
Los Angeles, California
 Dated: March 22, 2019

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

Nominees	For	Against	Abstain
01 Richard S. Ressler	☐	☐	☐
02 Douglas Y. Bech	☐	☐	☐
03 Robert J. Cresci	☐	☐	☐
04 Sarah Fay	☐	☐	☐
05 W. Brian Kretzmer	☐	☐	☐
06 Jonathan F. Miller	☐	☐	☐
07 Stephen Ross	☐	☐	☐
08 Vivek Shah	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2 To ratify the appointment of BDO USA, LLP to serve as J2 Global's independent auditors for fiscal 2019.	☐	☐	☐
3 To provide an advisory vote on the compensation of J2 Global' s named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000404023_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

J2 GLOBAL, INC
Annual Meeting of Stockholders
May 3, 2019 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Vivek Shah, R. Scott Turicchi, and Jeremy Rossen or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of J2 Global, Inc that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on May 3, 2019, at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, CA 90028, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000404023_2 R1.0.1.18